                               AGREEMENT OF MERGER

                    AGREEMENT OF MERGER dated as of May 3, 2001 by and between
               GameCom, Inc., a Texas corporation ("GAMZ"), and Ferris Productions, Inc., a Delaware corporation ("FERRIS").

                                R E C I T A L S:

         A. The Boards of Directors of GAMZ and FERRIS deem it advisable and in the best interests of GAMZ and FERRIS, and their respective stockholders to consummate, and have approved, including for purposes of Section 5.03 of the Texas Law and of Section 251 of the Delaware Law, the business combination transactions provided for herein, in which FERRIS will merge with and into GAMZ with GAMZ continuing as the surviving corporation ("Merger") and all of the issued and outstanding FERRIS Shares (as hereinafter defined) and all vested FERRIS Convertible Securities (as hereinafter defined) will be converted into shares of common stock, par value $0.005 per share, of GAMZ, all as more fully set forth below.

         B. For Federal income tax purposes, it is intended that the Merger shall qualify as a "reorganization" within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code") and the parties intend to adopt this Agreement as a "plan of reorganization" under Section 368(a) of the Code and the Treasury Regulations thereunder.

         C. GAMZ and FERRIS desire to make certain representations, warranties and agreements in connection with the Merger and also to prescribe various conditions to the Merger.

         D. The Boards of Directors of GAMZ and FERRIS have approved and adopted this Agreement.

         E. Capitalized terms that are not proper nouns are defined in Section
13.

         Accordingly, the parties agree as follows:

1.       The Merger.

         1.1. The Merger and Its Effect. Subject to the terms and conditions of this Agreement, at the Effective Time, FERRIS shall be merged with and into GAMZ, which shall be the surviving corporation (GAMZ, as the party to the Merger surviving the Merger, is sometimes hereinafter referred to as the "Surviving Corporation"), in accordance with this Agreement and which as of the Effective Date shall be governed by Texas Law. Upon the effectiveness of the Merger: (a) the separate corporate existence of FERRIS shall cease; (b) the Surviving Corporation shall possess all of the rights, privileges, powers, immunities, purposes and franchises, both public and private of FERRIS; (c) all real and personal property, tangible and intangible, of every kind and description belonging to FERRIS shall be vested in the Surviving Corporation without further act or deed, and the title to any real estate or any interest therein vested in FERRIS shall not revert or in any way be impaired by reason of the Merger; (d) the Surviving Corporation shall be liable for all the obligations and liabilities of FERRIS and any claim existing or action or proceeding pending by or against FERRIS may be enforced against GAMZ; and (e) neither the rights of creditors nor any Liens upon the property of FERRIS shall be impaired by the Merger.

         1.2. Effective Time of the Merger. Upon the satisfaction or waiver of the conditions set forth in Sections 8 and 9 and the Closing of the Merger in accordance with Section 3, the parties shall cause Articles of Merger and a Certificate of Merger meeting the requirements of Section 5.04 of the Texas Law and Section 251 of the Delaware Law to be properly executed and filed in accordance with the terms of this Agreement and the applicable provisions of the Texas Law and Delaware Law. The Merger shall become effective at the time of the filing of the last to be filed of the Articles of Merger and Certificate of Merger as provided above, or at such later time as the parties have theretofore agreed upon and designated in such filings as the effective time of the Merger (the "Effective Time").

         1.3. Articles of Incorporation and Bylaws of Surviving Corporation. From and after the Effective Time, the Articles of Incorporation and Bylaws of GAMZ as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation and Bylaws of the Surviving Corporation until further amended.

         1.4. Directors of the Surviving Corporation. At the Effective Time, the individuals listed on Schedule 1.4 shall serve as the sole directors of the Surviving Corporation.

         1.5. Officers of the Surviving Corporation. At the Effective Time, the individuals listed on Schedule 1.5 shall serve as the sole officers of the Surviving Corporation.

         1.6. Fiscal Year. The fiscal year of the Surviving Corporation shall end on the 31st day of December.

2.       Conversion of Shares on the Merger; Effective Date.

         2.1. Manner and Basis of Conversion. In the Merger, each outstanding FERRIS Share shall be changed into a number of shares of GAMZ determined by dividing $10 million by the "Average Price" as defined below, and dividing the quotient by the number of Ferris Shares outstanding as of the Effective Date. Not later than May 23, 2001, the parties shall issue a public announcement indicating that both companies have satisfied their respective due diligence inquiries, and stating whether as of that date both companies intend to close the transaction. The Average Price means the average closing price for GAMZ shares on the sixth through fifteenth trading days immediately following the parties' public announcement, but under no circumstances shall the Average Price be lower than $.25, or higher than that number which assures that Ferris shareholders will receive a majority of the GAMZ common shares outstanding immediately following the Merger, provided, however, that if GAMZ has provided the loan referred to in Section 7.2.5, then in computing the number constituting a majority of the outstanding GAMZ common shares there shall be excluded any GAMZ common shares issued, or issuable upon conversion or exercise of securities issued, to raise the amount required for that loan.

As examples, if the Average Price is .20, the Ferris shareholders would not receive in the aggregate 50,000,000 shares of GAMZ stock, but rather would receive 40,000,000 shares. If the Average Price is .50, the Ferris shareholders would receive 20,000,000 shares of GAMZ stock. If the Average Price is .75, the Ferris shareholders would receive 13,333,333 shares of GAMZ stock. If the Average Price is .90, the Ferris shareholders would not receive 11,111,111 shares of GAMZ stock, but rather would receive 13,281,341 shares of GAMZ stock, which is one more share than GAMZ's current number of issued shares. [this example assumes that all GAMZ' redeemable shares have in fact been redeemed.]

         2.2. Convertible Securities. As of the Effective Time, by virtue of the Merger and without any action on the part of the holder thereof, the Convertible Securities of FERRIS which are set forth on Schedule 4.5 and remain outstanding at the Effective Time shall, by virtue of the Merger, be changed into the right to acquire such number of GAMZ Shares as such holder would have received in accordance with Section 2.1 had such Convertible Securities of FERRIS been exercised or converted in full for FERRIS Shares immediately prior to the Effective Time. At the Effective Time, the per share exercise price or conversion price, as the case may be, of each of such Convertible Securities of FERRIS shall be calculated by dividing the aggregate exercise or conversion price for the FERRIS Shares otherwise issuable pursuant to such Convertible Securities by the number of full GAMZ Shares deemed issuable pursuant to such FERRIS Convertible Securities. Terms and conditions of such Convertible Securities, other than the exercise price or conversion price and number of shares issuable upon conversion or exercise (and terms and conditions determined by reference to such matters), shall remain unchanged.

         2.3. No Fractional Shares. No fractional GAMZ Shares shall be issued; but rather, each fractional GAMZ Share that would otherwise be issuable by virtue of the merger will be rounded up to a whole GAMZ Share. All of the GAMZ Shares issuable pursuant to Section 2 and the GAMZ Shares issuable as a result of rounding up GAMZ Shares are hereinafter referred to as the "GAMZ Merger Shares."

         2.4. Procedure for Conversion of FERRIS Share Certificates. Each holder of record of a stock certificate subject to conversion which prior to the Effective Time represented FERRIS Shares will be entitled to receive from GAMZ, upon proper surrender of such stock certificate(s) to GAMZ or its transfer agent, the GAMZ Merger Shares in accordance with Section 2.1.

         2.5. No Further Transactions. The stock transfer books of FERRIS shall be closed as of the Effective Date and no further registrations of transfers shall be made thereafter on the records of FERRIS.

         2.6. Rights of Holders of FERRIS Shares. Each GAMZ Merger Share delivered in accordance with the terms of Section 2.1 above, shall be deemed to have been issued on the Effective Date. No dividends which shall accrue on any such newly-issued GAMZ Merger Shares shall be paid until the certificates representing the FERRIS Shares which are being converted into GAMZ Shares shall have been surrendered as required by Section 2.4 above.

3. Closing. The Merger shall be consummated at a closing (the "Closing") at the offices of GAMZ, 440 North Center, Arlington, Texas 76011, or at such other place as may be agreed by the parties. The Closing shall take place on the tenth day following the meeting of the stockholders of GAMZ and FERRIS specified in
Section 7.1.5 hereof, whichever is later, or such other later date as may be agreed by the parties. At the Closing, the Articles of Merger and the Certificate of Merger provided for by Section 1.2 shall be filed in the office of the Secretary of State of Texas and in the office of the Secretary of State of Delaware as specified in said Section.

4. Representations and Warranties of FERRIS. FERRIS, which for purposes of this
Section 4 shall be deemed to include all Subsidiaries of FERRIS unless the context indicates otherwise, represents and warrants to GAMZ that, except as disclosed on any Schedule:

         4.1. Existence; Good Standing; Corporate Authority. FERRIS is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business in all material respects as now conducted.

         4.2. Qualification. FERRIS is duly qualified as a foreign corporation to transact business in the jurisdictions set forth in Schedule 4.2, which are the only jurisdictions where the nature of its business or the ownership of its assets makes such qualification necessary, except as set forth on Schedule 4.3 or where the failure to so qualify would not have a Material Adverse Effect on FERRIS.

         4.3. Authority. FERRIS has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, every other document or agreement to be executed by FERRIS under this Agreement (each a "FERRIS Transaction Document") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by FERRIS and the performance by FERRIS of its obligations hereunder, the execution and delivery of each of the FERRIS Transactions Documents by FERRIS and the performance of its obligations thereunder and the consummation of the transactions contemplated hereby have been duly authorized by the Board of Directors of FERRIS and all other necessary corporate action on the part of FERRIS, other than the adoption and approval of this Agreement by the stockholders of FERRIS, and no other corporate proceedings on the part of FERRIS are necessary to authorize this Agreement, the FERRIS Transaction Documents and the transactions contemplated hereby and thereby (assuming due authorization, execution and delivery by the other party or parties thereto). The Board of Directors of FERRIS has approved the agreement of merger contained in this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by FERRIS and constitutes a legal, valid and binding obligation of FERRIS, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Each FERRIS Transaction Document has been, or, as of the Effective Time, will have been, duly and validly authorized, executed and delivered by FERRIS, and constitutes or will constitute as of such date a legally valid and binding obligation of FERRIS, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         4.4. Capitalization. On the date hereof, FERRIS's authorized Capital Stock consists of 10 million FERRIS Shares, of which 2,658,000 FERRIS Shares were issued and outstanding as of the date hereof. No other class of Capital Stock of FERRIS is authorized or outstanding. All of the issued and outstanding FERRIS Shares (i) are owned by the persons listed on Schedule 4.4 and (ii) are duly authorized and are legally and validly issued, fully paid and nonassessable.

         4.5. FERRIS Convertible Securities. As of the date hereof, except as set forth in Schedule 4.5, (a) there are no outstanding Convertible Securities to acquire any Capital Stock of FERRIS; (b) there are no shares of Capital Stock of FERRIS reserved or set aside as treasury shares for any purpose and no stockholder of FERRIS has preemptive rights; and (c) there are no voting trusts or other agreements or understandings with respect to the voting of shares of any class of Capital Stock of FERRIS, except as contemplated by this Agreement.

         4.6. Subsidiaries. Except as set forth in Schedule 4.6, FERRIS has no Subsidiaries and neither FERRIS nor any of its Subsidiaries is a party to any partnership or joint venture agreement or arrangement or owns any equity interest in any other corporation, partnership or other entity. Except as set forth in Schedule 4.6, each subsidiary of FERRIS is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation set forth on Schedule 4.6 and is duly qualified to do business as a foreign corporation, and in good standing in the jurisdictions (listed in Schedule 4.6) in which it owns property of the nature, or transacts business of the type, that would make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each Subsidiary of FERRIS has the power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business in all material respects as now conducted. FERRIS owns of record, free and clear of all Liens one hundred percent (100%) of the issued and outstanding Capital Stock of its Subsidiaries.

         4.7. Certificate of Incorporation and Bylaws. FERRIS has made available to GAMZ true, correct and complete copies of the Certificate of Incorporation and Bylaws of FERRIS, and all amendments thereto as of the date hereof.

         4.8. No Conflicts. Except as disclosed in Schedule 4.8, neither the execution and delivery of this Agreement and the FERRIS Transaction Documents, nor the performance by FERRIS of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with FERRIS's Certificate of Incorporation or bylaws; (ii) violate any material statute, law, ordinance, rule or regulation applicable to FERRIS or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of FERRIS or any of its Subsidiaries, or result in the creation or imposition of any Lien upon any properties, assets or business of FERRIS or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which FERRIS or any of its Subsidiaries is a party or by which FERRIS or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require FERRIS or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in each case, for such violations, conflicts, defaults or other occurrences which would not have, and would not reasonably be expected to have, a Material Adverse Effect.

         4.8.1. Except (i) for the filing of the articles of merger and certificate of merger pursuant to Texas Law and Delaware Law, (ii) for the FERRIS stockholder approval (as set forth below) or (iii) with respect to matters set forth in Schedule 4.8 of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required to be made or obtained by FERRIS or its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the FERRIS Transaction Documents and the consummation of the transactions contemplated hereby and thereby except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not have a Material Adverse Effect.

         4.9. No Material Adverse Change. Except as set forth in Schedule 4.9, since the FERRIS Balance Sheet Date, FERRIS has conducted its business in all material respects only in the ordinary and usual course and except for FERRIS continuing to incur losses and depletion of its cash assets, there has been no material adverse change in the assets, liabilities, properties, business or condition, financial or otherwise, of FERRIS, and no event or condition exists or has occurred which would, so far as reasonably can be foreseen at this time, have a Material Adverse Effect, nor has there been any damage, destruction or loss materially affecting the assets, properties, business or condition of FERRIS, whether or not covered by insurance.

         4.10. Tax Matters. Except as set forth in Schedule 4.10, the total amounts accrued on the books and records of FERRIS on both the FERRIS Balance Sheet Date and the Effective Date represent and will represent adequate provisions, in accordance with GAAP, for the payment of all federal, state, county, local, foreign and other income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, property tax, employment and payroll related tax, and all other taxes and import duties, including any penalties or interest thereon, whether or not measured in whole or in part by income, whether disputed or not, which are hereafter found to be, or to have been, due with respect to the conduct of the business of FERRIS during all periods covered by the FERRIS Audited Financial Statement and during the period subsequent thereto and up to and through the date of the Closing, respectively. Except as disclosed in
Schedule 4.10 or as would not have a Material Adverse Effect, FERRIS has timely filed, on or before the relevant due dates therefor (including any extensions of time to file), all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax and all other tax returns and reports which FERRIS is required by law to file, all of which were properly prepared on a reasonable basis. Except as disclosed in
Schedule 4.10, FERRIS has paid or provided for all taxes shown to be due on such returns and any amendments thereto. Except as disclosed in Schedule 4.10, there are no unpaid deficiencies or other assessments of tax, interest or penalties owed by FERRIS.

         4.11. Compliance with Laws. (a) Except as is set forth in Schedule 4.11, FERRIS is in compliance with, and has not received notice from any Governmental Authority alleging a violation by it of, any federal, state, county, local or foreign, statute, law, ordinance, regulation or order (i) applicable to it or its business, or (ii) which otherwise is applicable to it involving the manufacture, production, storage, possession, sale, delivery or distribution of any of its products or services; (b) FERRIS has not received any directives or orders from any Governmental Authority related to or affecting any of its products or facilities; (c) FERRIS has all licenses, permits, orders, authorizations, notifications and approvals of any Governmental Authority material to the conduct of its business as presently conducted (collectively, the "FERRIS Permits"); and (d) all material FERRIS Permits, the loss of which could have a Material Adverse Effect, are listed in Schedule 4.11 and are in full force and effect, no violations are or have been recorded in respect of any FERRIS Permit which currently have or could have a Material Adverse Effect, and no proceeding is pending, or, to the best knowledge of FERRIS, threatened, to revoke or limit any FERRIS Permit, the loss of which could have a Material Adverse Effect.

         4.12. No Consents. Except for the approval of the Merger by the stockholders of FERRIS, and as disclosed in Schedule 4.12, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by FERRIS, the consummation by FERRIS of any of the transactions contemplated hereby or the receipt of the GAMZ Merger Shares by the holders of the FERRIS Shares pursuant to this Agreement.

         4.13. No Defaults Under Loan Agreements. Except as set forth in
Schedule 4.13, FERRIS is not in default under any Contractual Obligation relating to borrowed money to which it is a party or by which it or its material assets or properties is bound, nor does any condition exist which with notice or lapse of time or both would constitute such default, and each such contract or other agreement relating to borrowed money is in full force and effect. Except as set forth in Schedule 4.13, there is no agreement, contract or instrument to which FERRIS is a party and which evidences, individually or, in the case of related transactions, collectively, indebtedness of FERRIS for money borrowed.

         4.14. Litigation. Except as set forth in Schedule 4.14, FERRIS is not a party to, nor, to its knowledge, threatened with, any litigation or judicial, administrative or arbitration proceeding or investigation. Except as set forth in Schedule 4.14, there is no dispute with any Person under contract with FERRIS which has a Material Adverse Effect on FERRIS, or is reasonably likely to have a Material Adverse Effect on FERRIS, and there is no present or to FERRIS's knowledge, threatened walkout, strike or any other similar occurrence.

         4.15. Unaudited Financial Statements. FERRIS has heretofore provided GAMZ with preliminary drafts, prepared in consultation with FERRIS's auditors but not yet audited, of the unaudited balance sheets of FERRIS as at December 31, 2000, together with the related unaudited statements of income, for the year then ended (the "FERRIS Unaudited Financial Statement"). The FERRIS Unaudited Financial Statement was prepared in accordance with GAAP consistently applied throughout the periods indicated and fairly presents the financial position, results of operations, and changes in stockholders' equity of FERRIS as at December 31, 2000 and for the respective periods stated therein.

         4.16. Agreements. Schedule 4.16 lists or refers to all of the following types of contracts and other agreements (whether oral or written) that are not otherwise disclosed herein and that provide for payments by or to FERRIS in excess of $10,000 (a) to which FERRIS is a party or (b) by or to which FERRIS or its assets or properties are bound or subject: (i) contracts and other agreements with any current or former officer, director, employee, consultant or stockholder, including, without limitation, all non-competition agreements with employees; (ii) contracts and other agreements for the sale of products or services; (iii) contracts and other agreements for the purchase or acquisition of products, materials, supplies, equipment, merchandise, or services; (iv) joint venture agreements relating to its assets, properties or business or by or to which it or its assets or properties are bound or subject; (v) warehousing, distributorship, representative, management, marketing, sales agency or advertising agreements; and (vi) any other material contract or other agreement not made in the ordinary course of business (other than those reflected in any other Schedule). All of the contracts and other agreements set forth in Schedule
4.16 are (except as set forth in said Schedule) in full force and effect in accordance with their respective terms, and FERRIS is not in default, nor does any condition exist which with notice or lapse of time or both would constitute a default by FERRIS, in any material respect, under any of them, nor, to the knowledge of FERRIS, is any other party to any such contract or other agreement in default in any material respect thereunder on the date hereof. On the date hereof, FERRIS is not a party to or bound by any contracts or other agreements (other than those identified on a Schedule to this Agreement) which it believes either individually or in the aggregate have or could have a Material Adverse Effect on FERRIS.

         4.17. Real Estate. Except as set forth in Schedule 4.17, FERRIS does not own or lease any real property. Schedule 4.17 sets forth a list of: (i) all leases, subleases or other agreements under which FERRIS is lessor or lessee of any real property. Schedule 4.17 includes, without limitation, the location of the property, the names of the lessor and lessee, and any affiliation or other association between FERRIS and the lessor and lessee. Such leases, subleases and other agreements are in full force and effect and, with respect to FERRIS's performance thereunder, no default, or event which, with notice or lapse of time or both, would constitute a default, in any material respect by FERRIS, has occurred thereunder.

         The real estate owned or leased by FERRIS is not subject in any material respect to unlawful contamination from any substance or material presently identified as toxic or hazardous by any Environmental Laws and FERRIS has not caused or suffered to occur a material spillage or other discharge of any Hazardous Materials within the meaning of any Environmental Law or otherwise conducted operations which could reasonably lead to the imposition of any Lien upon any real property owned or leased by FERRIS or any material fine upon FERRIS pursuant to any Environmental Law.

         4.18. Officers, Directors and Employees. Schedule 4.18 sets forth as of the date hereof the name and total annual compensation of each officer and director of FERRIS, and each employee and consultant of FERRIS who is compensated at a rate in excess of $60,000 per annum. Except for employment agreements described in Schedule 4.16, FERRIS is not a party to any Contractual Obligation which could obligate FERRIS to pay severance or other similar compensation to an officer, director, employee or other Person solely as a result of the Merger or other transactions contemplated hereunder.

         4.19. Intellectual property.

               4.19.1. Agreements--Schedule 4.19.1 contains a complete and accurate list and summary description, including any royalties paid or received by FERRIS, of all contracts relating to the Intellectual Property Assets to which FERRIS is a party or by which FERRIS is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which FERRIS is the licensee. There are no outstanding and, to FERRIS's knowledge, no threatened, disputes or disagreements with respect to any such agreement.

               4.19.2. Ownership of Intellectual Property Assets. Except as set forth on Schedule 4.19.2:

                       4.19.2.1. FERRIS is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets; and

                       4.19.2.2. all former and current employees of FERRIS have executed written contracts with FERRIS that assign to FERRIS all rights to any inventions, improvements, discoveries, or information relating to the business of FERRIS. No employee of FERRIS has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than FERRIS.

               4.19.3.  Patents

                       4.19.3.1. Schedule 4.19.3 contains a complete and accurate list and summary description of all Patents.

                       4.19.3.2. Except as set forth in Schedule 4.19.3, all of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                       4.19.3.3. Except as set forth in Schedule 4.19.3, no Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding, and there is not to FERRIS's knowledge any potentially interfering patent or patent application of any third party.

                       4.19.3.4. Except as set forth in Schedule 4.19.3, no Patent is infringed or, to FERRIS's knowledge, has been challenged or threatened in any way. Except as set forth in Schedule 4.19.3, none of the products manufactured and sold, nor any process or know-how used, by FERRIS infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                       4.19.3.5. Except as set forth in Schedule 4.19.3, all products made, used, or sold under the Patents have been marked with the proper patent notice.

               4.19.4.  Trademarks

                       4.19.4.1. Schedule 4.19.4 contains a complete and accurate list and summary description of all Marks registered with the United States Patent and Trademark Office.

                       4.19.4.2. Except as set forth in Schedule 4.19.4, all Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing.

                       4.19.4.3. Except as set forth in Schedule 4.19.3, no Mark has been or is now involved in any opposition, invalidation, or cancellation and, no such action is known by FERRIS to be threatened with respect to any of the Marks.

                       4.19.4.4. Except as set forth in Schedule 4.19.3, FERRIS does not know of any potentially interfering trademark or trademark application of any third party.

                       4.19.4.5. Except as set forth in Schedule 4.19.3, no Mark is infringed or, to FERRIS's knowledge, has been challenged or threatened in any way. None of the Marks used by FERRIS infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                       4.19.4.6. Except as set forth in Schedule 4.19.3, all products and materials containing a Mark bear the proper federal registration notice where permitted by law.

               4.19.5.  Copyrights

                       4.19.5.1. Schedule 4.19.5 contains a complete and accurate list and summary description of all copyright registrations held by FERRIS.

                       4.19.5.2. Except as set forth in Schedule 4.19.5, all the Copyrights which have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                       4.19.5.3. Except as set forth in Schedule 4.19.5, no Copyright is infringed or, to FERRIS's knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

               4.19.6.  Trade Secrets

                       4.19.6.1. Except as set forth in Schedule 4.19.6, with respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                       4.19.6.2. Except as set forth in Schedule 4.19.6, FERRIS has taken all reasonable precautions to protect the secrecy, confidentiality and value of its Trade Secrets. FERRIS has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and have not to FERRIS's knowledge been used, divulged, or appropriated either for the benefit of any Person (other than FERRIS) or to FERRIS's detriment. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         4.20. Products. FERRIS has furnished GAMZ with representative information describing FERRIS products and services.

         4.21. Liens. FERRIS owns outright and has good and marketable title to all of its tangible property, including, without limitation, all of the tangible property reflected on the FERRIS Balance Sheet, in each case free and clear of any Lien, except as set forth on Schedule 4.21 and except for: (i) immaterial tangible property, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the FERRIS Balance Sheet Date, (iii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable, (iv) minor Liens of a character which do not substantially impair the assets or properties of FERRIS or materially detract from its business and (v) as will be reflected in the FERRIS Unaudited Financial Statements.

         4.22. Liabilities. As at the date of this Agreement, FERRIS did not have any material direct or indirect indebtedness or uninsured liability accrued, absolute, or contingent (and likely of occurring) or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth, accrued, reserved for or reflected in a financial statement ("FERRIS Liabilities"), which have not been adequately accrued, reserved for or reflected in the FERRIS Unaudited Financial Statements, except FERRIS Liabilities (i) incurred since the FERRIS Balance Sheet Date in the ordinary course of business, (ii) incurred in connection with this Agreement,
(iii) of the type expressly referred to elsewhere in this Agreement or (iv) has disclosed in Schedule 4.22.

         4.23. Employee Benefit Plans. Schedule 4.23 sets forth a true and complete list of all written and oral pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive compensation, bonus, vacation, severance, sickness or disability, hospitalization, individual and group health and accident insurance, individual and group life insurance and other material employee benefit plans, programs, commitments or funding arrangements maintained by FERRIS, to which FERRIS is a party, or under which FERRIS has any obligations, present or future (other than obligations to pay current wages, salaries or sales commissions terminable on notice of 30 days or less) in respect of, or which otherwise cover or benefit, any of the current or former officers, employees or sales representatives (whether or not employees) of FERRIS, or their beneficiaries (hereinafter individually referred to as "FERRIS Employee Benefit Plan" and collectively referred to as "FERRIS Employee Benefit Plans"). FERRIS has delivered or made available to GAMZ true and complete copies of all documents, as they may have been amended to the date hereof, embodying the terms of the FERRIS Employee Benefit Plans.

Except for the FERRIS Employee Benefit Plans identified in Schedule 4.23, there is no "employee pension benefit plan", "employee welfare benefit plan" or "employee benefit plan" within the meaning of Sections 3(1), 3(2) and 3(3) of ERISA. No FERRIS Employee Benefit Plan to which FERRIS or any ERISA Affiliate has maintained or contributed to is subject to Title IV of ERISA or Section 412 of the Code.

FERRIS does not maintain and has not maintained a plan which meets the safe harbor requirements of Section 414(n)(5) of the Code and FERRIS has not made any representations (including oral representations) with respect to the existence of such a plan to any customers, clients, employees or any other person. FERRIS does not maintain and has not maintained any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

Except as set forth in Schedule 4.23, each FERRIS Employee Benefit Plan described in Schedule 4.23 is in full force and effect in accordance with its terms and there are no material actions, suits or claims pending (other than routine claims for benefits) or, to FERRIS's knowledge, threatened, against any FERRIS Employee Benefit Plan or any fiduciary thereof and FERRIS has performed all material obligations required to be performed by it under, and is not in default under or in violation of, any FERRIS Employee Benefit Plan, in any material respect, and FERRIS is in compliance in all material respects with the requirements prescribed by all statutes, laws, ordinances, orders or governmental rules or regulations applicable to the FERRIS Employee Benefit Plans, including, without limitation, ERISA and the Code. Neither FERRIS nor any other "party-in-interest," as defined in Section 3(14) of ERISA, has engaged in any "prohibited transaction," as defined in Section 406 of ERISA, which could subject any FERRIS Employee Benefit Plan, FERRIS or GAMZ or any officer, director, partner or employee of FERRIS or GAMZ or any fiduciary of any FERRIS Employee Benefit Plan to a material penalty or excise tax imposed under Section 502(i) of ERISA and Section 4975 of the Code.

         4.24. Potential Conflicts of Interest. Except as disclosed in Schedule 4.24, no officer or director of FERRIS: (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any entity which is a competitor, lessor, lessee, customer or supplier of FERRIS; (ii) has any interest, direct or indirect, in any material property or assets of FERRIS (except in his capacity as a stockholder of FERRIS); (iii) owns directly or indirectly, in whole or in part, any material copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license, secret or confidential information of the nature requiring a license for use by FERRIS which FERRIS is using or the use of which is necessary for the business of FERRIS; or (iv) has any material cause of action or other claim whatsoever against, or owes any material amount to, FERRIS, except for claims in the ordinary course of business (such as for accrued vacation pay, accrued benefits under FERRIS Employee Benefit Plans, expense advances and similar matters).

         4.25. Full Disclosure. None of the information supplied or to be supplied by FERRIS for inclusion in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (i) documents to be filed with the SEC, (ii) filings pursuant to any state securities and blue sky laws, and (iii) filings made in connection with obtaining the approvals of Governmental Authorities, contain or will contain, at the time such documents are filed with any federal or state regulatory authority and/or at the time they are distributed to the stockholders of GAMZ, any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

         4.26. Information in Proxy Statement. Information supplied by FERRIS or any of its Subsidiaries for inclusion or incorporation by reference in the Proxy Statement, at the date mailed to GAMZ stockholders and at the time of the GAMZ stockholders meeting contemplated hereby, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

5. Representations and Warranties of GAMZ. GAMZ, which for purposes of this
Section 5 shall be deemed to include all Subsidiaries of GAMZ unless the context indicates otherwise, represents and warrants to FERRIS that, except as disclosed on any Schedule:

         5.1. Existence; Good Standing; Corporate Authority. GAMZ is a corporation duly organized, validly existing and in good standing under the laws of the State of Texas and has the corporate power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business in all material respects as now conducted.

         5.2. Qualification. GAMZ is duly qualified as a foreign corporation to transact business in the jurisdictions set forth in Schedule 5.2, which are the only jurisdictions where the nature of its business or the ownership of its assets makes such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect on GAMZ.

         5.3. Authority. GAMZ has the requisite corporate power and authority to execute, deliver and perform its obligations under this Agreement, every other document or agreement to be executed by GAMZ under this Agreement (each a "GAMZ Transaction Document") and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement by GAMZ and the performance by GAMZ of its obligations hereunder, the execution and delivery of each of the GAMZ Transaction Documents by GAMZ and the performance of its obligations thereunder and the consummation of the transactions contemplated hereby and thereby have been duly authorized by the Board of Directors of GAMZ and all other necessary corporate action on the part of GAMZ, other than the adoption and approval of this Agreement by the stockholders of GAMZ, and no other corporate proceedings on the part of GAMZ are necessary to authorize this Agreement, the GAMZ Transaction Documents and the transactions contemplated hereby and thereby (assuming due authorization, execution and delivery by the other party or parties thereto). The Board of Directors of GAMZ has approved the agreement of merger contained in this Agreement and the Merger. This Agreement has been duly and validly executed and delivered by GAMZ and constitutes a legal, valid and binding obligation of GAMZ, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity. Each GAMZ Transaction Document has been, or, as of the Effective Time, will have been, duly and validly authorized, executed and delivered by GAMZ, and constitutes or will constitute as of such time a legally valid and binding obligation of GAMZ, enforceable against it in accordance with its terms, except to the extent that such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting the enforcement of creditors' rights generally or by general principles of equity.

         5.4. Capitalization. On the date hereof, GAMZ's authorized Capital Stock consists of 50,000,000 GAMZ Shares of which 13,281,341 shares are issued and outstanding (after giving effect to redemptions of shares which have been approved by GAMZ's Board of Directors and are reflected in GAMZ's financial statements but not completed) as of the date hereof. No other class of Capital Stock of GAMZ is authorized or outstanding. All of the issued and outstanding GAMZ Shares are duly authorized and are legally and validly issued, fully paid and nonassessable. Upon consummation of the transactions contemplated by this Agreement and the issuance and delivery of certificates representing the GAMZ Merger Shares as provided in this Agreement, such GAMZ Merger Shares will be validly issued, fully paid, non-assessable shares free and clear of all Liens.

         5.5. GAMZ Convertible Securities. As of the date hereof, except as set forth in Schedule 5.5, (a) there are no outstanding Convertible Securities to acquire any securities of GAMZ or its Subsidiaries from GAMZ or its Subsidiaries except as contemplated by this Agreement in connection with the Merger; (b) no stockholder of GAMZ has preemptive rights; and (c) there are no voting trusts or other agreements or understandings with respect to the voting of shares of any class of Capital Stock of GAMZ, except as contemplated by this Agreement.

         5.6. Subsidiaries. Except as set forth in Schedule 5.6, GAMZ has no Subsidiaries and neither GAMZ nor any of its Subsidiaries is a party to any partnership or joint venture agreement or arrangement or owns any equity interest in any other corporation, partnership or other entity. Each Subsidiary of GAMZ is a corporation duly organized, validly existing and in good standing under the laws of the state or other jurisdiction of incorporation set forth on
Schedule 5.6 and is duly qualified to do business as a foreign corporation, and in good standing in the jurisdictions (listed in Schedule 5.6) in which it owns property of the nature, or transacts business of the type that would make such qualification necessary, except where the failure to so qualify would not have a Material Adverse Effect. Each Subsidiary of GAMZ has the power and lawful authority to own, lease and operate its assets, properties and business and to carry on its business in all material respects as now conducted. GAMZ owns of record, free and clear of all Liens, one hundred percent (100%) of the issued and outstanding Capital Stock of its Subsidiaries.

         5.7. Articles of Incorporation and Bylaws. GAMZ has made available to FERRIS true, correct and complete copies of the Articles of Incorporation and Bylaws of GAMZ, and all amendments thereto as of the date hereof.

         5.8.  No Conflicts.

               5.8.1. Except as set forth in Schedule 5.8, neither the execution and delivery of this Agreement and the GAMZ Transaction Documents, nor the performance by GAMZ of its obligations hereunder and thereunder, nor the consummation of the transactions contemplated hereby or thereby, will: (i) conflict with GAMZ's articles of incorporation or bylaws; (ii) violate any material statute, law, ordinance, rule or regulation applicable to GAMZ or any of its Subsidiaries or any of their properties or assets; or (iii) violate, breach, be in conflict with or constitute a default (or an event which, with notice or lapse of time or both, would constitute a default) under, or permit the termination of any provision of, or result in the termination of, the acceleration of the maturity of, or the acceleration of the performance of any obligation of GAMZ or any of its Subsidiaries, or result in the creation or imposition of any Lien upon any properties, assets or business of GAMZ or any of its Subsidiaries under, any note, bond, indenture, mortgage, deed of trust, lease, franchise, permit, authorization, license, contract, instrument or other agreement or commitment or any order, judgment or decree to which GAMZ or any of its Subsidiaries is a party or by which GAMZ or any of its Subsidiaries or any of their respective assets or properties is bound or encumbered, or give any Person the right to require GAMZ or any of its Subsidiaries to purchase or repurchase any notes, bonds or instruments of any kind except, in each case, for such violations, conflicts, defaults or other occurrences which would not have, and would not reasonably be expected to have, a Material Adverse Effect.

               5.8.2. Except (i) for applicable requirements, if any, of the Exchange Act and the rules and regulations thereunder, the Securities Act and the rules and regulations thereunder, and state securities or "blue sky" laws,
(ii) for the filing of articles or certificates of merger pursuant to the Texas Business Corporation Law, (iii) for the GAMZ stockholder approvals or (iv) with respect to matters set forth in Schedules 5.8 of the Disclosure Schedule, no consent, approval or authorization of, permit from, or declaration, filing or registration with, any governmental or regulatory authority, or any other Person is required to be made or obtained by GAMZ or its Subsidiaries in connection with the execution, delivery and performance of this Agreement, the GAMZ Transaction Documents and the consummation of the transactions contemplated hereby and thereby except where the failure to obtain such consent, approval, authorization, permit or declaration or to make such filing or registration would not have a Material Adverse Effect.

         5.9. No Material Adverse Change. Since the GAMZ Balance Sheet Date, GAMZ has conducted its business in all material respects only in the ordinary and usual course and except for GAMZ continuing to incur losses and depletion of its cash assets there has been no material adverse change in the assets, liabilities, properties, business or condition, financial or otherwise, of GAMZ, and no event or condition exists or has occurred which would, so far as reasonably can be foreseen at this time, have a Material Adverse Effect, nor has there been any damage, destruction or loss materially affecting the assets, properties, business or condition of GAMZ, whether or not covered by insurance.

         5.10. Tax Matters. Except as set forth in Schedule 5.10, the total amounts accrued on the books and records of GAMZ on both the GAMZ Balance Sheet Date and the Effective Date represent and will represent adequate provisions, in accordance with GAAP, for the payment of all federal, state, county, local, foreign and other income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, property tax, employment and payroll related tax, and all other taxes and import duties, including any penalties or interest thereon, whether or not measured in whole or in part by income, whether disputed or not, which are hereafter found to be, or to have been, due with respect to the conduct of the business of GAMZ during all periods covered by the GAMZ Audited Financial Statement and during the period subsequent thereto and up to and through the date of the Closing, respectively. Except as disclosed in Schedule
5.10 or as would not have a Material Adverse Effect, GAMZ has timely filed, on or before the relevant due dates therefor (including any extensions of time to file), all income tax, excise tax, sales tax, use tax, gross receipts tax, franchise tax, employment and payroll related tax, property tax and all other tax returns and reports which GAMZ is required by law to file, all of which were properly prepared on a reasonable basis. Except as disclosed in Schedule 5.10, GAMZ has paid or provided for all taxes shown to be due on such returns and any amendments thereto. Except as disclosed in Schedule 5.10, there are no unpaid deficiencies or other assessments of tax, interest or penalties owed by GAMZ.

         5.11. Compliance with Laws. (a) GAMZ is in compliance with, and has not received notice from any Governmental Authority alleging a violation by it of, any federal, state, county, local or foreign, statute, law, ordinance, regulation or order (i) applicable to it or its business, or (ii) which otherwise is applicable to it involving the manufacture, production, storage, possession, sale, delivery or distribution of any of its products or services;
(b) GAMZ has not received any directives or orders from any Governmental Authority related to or affecting any of its products or facilities; (c) GAMZ has all licenses, permits, orders, authorizations, notifications and approvals of any Governmental Authority material to the conduct of its business as presently conducted (collectively, the "GAMZ Permits"); and (d) all material GAMZ Permits, the loss of which could have a Material Adverse Effect, are listed in Schedule 5.11 and are in full force and effect, no violations are or have been recorded in respect of any GAMZ Permit which currently have or could have a Material Adverse Effect, and no proceeding is pending, or, to the best knowledge of GAMZ, threatened, to revoke or limit any GAMZ Permit, the loss of which could have a Material Adverse Effect.

         5.12. No Consents. Except for applicable requirements of the Texas Business Corporation Act, the Securities Act, the Exchange Act, and state securities or blue sky laws for which GAMZ is responsible, and except for the approval of the stockholders of GAMZ, no consent, approval, order or authorization of, or registration, declaration or filing with, any Governmental Authority or any other Person is required in connection with the execution, delivery or performance of this Agreement by GAMZ or the consummation by GAMZ of any of the transactions contemplated hereby.

         5.13. No Defaults Under Loan Agreements. Except as indicated in its filings under the Securities Exchange Act of 1934, GAMZ is not in default under any Contractual Obligation relating to borrowed money to which it is a party or by which it or its material assets or properties is bound, nor does any condition exist which with notice or lapse of time or both would constitute such default, and each such contract or other agreement relating to borrowed money is in full force and effect. Except as set forth in Schedule 5.13, there is no agreement, contract or instrument to which GAMZ is a party and which evidences, individually or, in the case of related transactions, collectively, indebtedness of GAMZ for money borrowed.

         5.14. Litigation. Except as set forth in Schedule 5.14, neither GAMZ nor any of its Subsidiaries is a party to, or, to its knowledge, threatened with, any material litigation or judicial, administrative or arbitration proceeding or investigation. Except as set forth in Schedule 5.14, there is no dispute with any Person under contract with GAMZ which has a Material Adverse Effect on GAMZ, or is reasonably likely to have a Material Adverse Effect on GAMZ, and there is no present or to GAMZ's knowledge, threatened walkout, strike or any other similar occurrence.

         5.15. Public Reporting Company. The GAMZ Shares are registered under
Section 12(g) of the Exchange Act, are quoted on the OTC Bulletin Board, and are currently subject to the periodic reporting requirements of Section 13 or
Section 15(d) of the Exchange Act. GAMZ has filed all reports required to be filed by it pursuant to the Exchange Act and the regulations promulgated thereunder through the date hereof. GAMZ has heretofore delivered to FERRIS a copy of its Annual Reports on Form 10-KSB pursuant to Sections 13 or 15(d) of the Exchange Act for the fiscal year ended December 31, 2000, and all other registration statements and reports required to be or otherwise filed by it since December 31, 2000 with the SEC pursuant to the Securities Act or the Exchange Act (collectively, the "GAMZ Reports"). None of the GAMZ Reports contained any untrue statement of a material fact or omitted to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in each case as of the date hereof). Included or incorporated by reference in the GAMZ Reports are, without limitation, the consolidated balance sheets of GAMZ as at December 31, 2000 and December 31, 1999 and the related statements of income, cash flows, and changes in stockholders' equity, and the notes thereto, for each of the two fiscal years then ended, audited by Thomas O. Bailey & Associates, P.C., Certified Public Accountant, whose report thereon is included therewith (the "GAMZ Audited Financial Statements"). The GAMZ Audited Financial Statements were prepared in accordance with GAAP consistently applied throughout the periods indicated and fairly present the consolidated financial position, results of operations, cash flows, and changes in stockholders' equity of GAMZ and its consolidated Subsidiaries as at the respective dates and for the respective periods stated therein in each case in accordance with GAAP consistently applied.

         5.16. Agreements. Schedule 5.16 lists or refers to all of the following types of contracts and other agreements (whether oral or written) that are not otherwise disclosed herein and that provide for payments by or to GAMZ in excess of $5,000 (a) to which GAMZ is a party, or (b) by or to which GAMZ or its assets or properties are bound or subject: (i) contracts and other agreements with any current or former officer, director, employee, consultant or stockholder, including, without limitation, all non-competition agreements with employees;
(ii) contracts and other agreements for the sale of products or services; (iii) contracts and other agreements for the purchase or acquisition of products, materials, supplies, equipment, merchandise, or services; (iv) joint venture agreements relating to its assets, properties or business or by or to which it or its assets or properties are bound or subject; (v) warehousing, distributorship, representative, management, marketing, sales agency or advertising agreements; and (vi) any other material contract or other agreement not made in the ordinary course of business (other than those reflected in any other Schedule). All of the contracts and other agreements set forth in Schedule
5.16 are (except as set forth in said Schedule) in full force and effect in accordance with their terms, and GAMZ is not in default, nor does any condition exist which with notice or lapse of time or both would constitute a default by GAMZ, in any material respect, under any of them, nor, to the knowledge of GAMZ, is any other party to any such contract or other agreement in default in any material respect thereunder on the date hereof. On the date hereof, GAMZ is not a party to or bound by any contracts or other agreements (other than those identified on a Schedule to this Agreement) which it believes either individually or in the aggregate have or could have a Material Adverse Effect on GAMZ.

         5.17. Real Estate. Except as set forth in Schedule 5.17, GAMZ does not lease any real property. Schedule 5.17 sets forth a list of: (i) all leases, subleases or other agreements under which GAMZ is lessor or lessee of any real property. Schedule 5.17 includes, without limitation, the location of the property, the names of the lessor and lessee, and any affiliation or other association between GAMZ and the lessor and lessee. Such leases, subleases and other agreements are in full force and effect and, with respect to GAMZ's performance thereunder, no default, or event which, with notice or lapse of time or both, would constitute a default, in any material respect by GAMZ, has occurred thereunder.

The real estate leased by GAMZ is not subject in any material respect to any unlawful contamination from any substance or material presently identified as toxic or hazardous by any Environmental Laws and GAMZ has not caused or suffered to occur a material spillage or other discharge of any Hazardous Materials within the meaning of any Environmental Law or otherwise conducted operations which could reasonably lead to the imposition of any Lien upon any real property owned or leased by GAMZ or any material fine upon GAMZ pursuant to any Environmental Law.

         5.18. Officers, Directors and Employees. Schedule 5.18 sets forth as of the date hereof the name and total annual compensation of each officer and director of GAMZ, and each employee and consultant of GAMZ who is compensated at a rate in excess of $60,000 per annum. Except for employment agreements described in Schedule 5.18, GAMZ is not a party to any Contractual Obligation which could obligate GAMZ to pay severance or other similar compensation to an officer, director, employee or other Person solely as a result of the Merger or other transactions contemplated hereunder.

         5.19. Intellectual property.

               5.19.1. Agreements. Schedule 5.19.1 contains a complete and accurate list and summary description, including any royalties paid or received by the GAMZ, of all contracts relating to the Intellectual Property Assets to which GAMZ is a party or by which GAMZ is bound, except for any license implied by the sale of a product and perpetual, paid-up licenses for commonly available software programs with a value of less than $5,000 under which GAMZ is the licensee. There are no outstanding and, to GAMZ's knowledge, no threatened, disputes or disagreements with respect to any such agreement.

               5.19.2. Ownership of Intellectual Property

                       5.19.2.1. GAMZ is the owner of all right, title, and interest in and to each of the Intellectual Property Assets, free and clear of all liens, security interests, charges, encumbrances, equities, and other adverse claims, and has the right to use without payment to a third party all of the Intellectual Property Assets.

                       5.19.2.2. Except as set forth in Schedule 4.19.2, all former and current employees of GAMZ have executed written contracts with GAMZ that assign to GAMZ all rights to any inventions, improvements, discoveries, or information relating to the business of GAMZ. No employee of GAMZ has entered into any contract that restricts or limits in any way the scope or type of work in which the employee may be engaged or requires the employee to transfer, assign, or disclose information concerning his work to anyone other than GAMZ.

               5.19.3.  Patents

                       5.19.3.1. Schedule 5.19.3 contains a complete and accurate list and summary description of all Patents.

                       5.19.3.2. All of the issued Patents are currently in compliance with formal legal requirements (including payment of filing, examination, and maintenance fees and proofs of working or use), are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                       5.19.3.3. No Patent has been or is now involved in any interference, reissue, reexamination, or opposition proceeding. There is not to GAMZ's knowledge any potentially interfering patent or patent application of any third party.

                       5.19.3.4. No Patent is infringed or, to GAMZ's knowledge, has been challenged or threatened in any way. None of the products manufactured and sold, nor any process or know-how used, by GAMZ infringes or is alleged to infringe any patent or other proprietary right of any other Person.

                       5.19.3.5. All products made, used, or sold under the Patents have been marked with the proper patent notice.

               5.19.4. Trademarks

                       5.19.4.1. Schedule 5.19.4 contains a complete and accurate list and summary description of all Marks registered with the United States Patent and Trademark Office.

                       5.19.4.2. All Marks that have been registered with the United States Patent and Trademark Office are currently in compliance with all formal legal requirements (including the timely post-registration filing of affidavits of use and incontestability and renewal applications), are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the Closing.

                       5.19.4.3. Except as set forth in Schedule 5.19.4, no Mark has been or is now involved in any opposition, invalidation, or cancellation and, no such action is known by GAMZ to be threatened with respect to any of the Marks.

                       5.19.4.4. GAMZ does not know of any potentially interfering trademark or trademark application of any third party.

                       5.19.4.5. No Mark is infringed or, to GAMZ's knowledge, has been challenged or threatened in any way. None of the Marks used by GAMZ infringes or is alleged to infringe any trade name, trademark, or service mark of any third party.

                       5.19.4.6. All products and materials containing a Mark bear the proper federal registration notice where permitted by law.

               5.19.5. Copyrights

                       5.19.5.1. Schedule 5.19.5 contains a complete and accurate list and summary description of all copyright registrations held by GAMZ.

                       5.19.5.2. All the Copyrights which have been registered and are currently in compliance with formal legal requirements, are valid and enforceable, and are not subject to any maintenance fees or taxes or actions falling due within ninety days after the date of Closing.

                       5.19.5.3. No Copyright is infringed or, to GAMZ's knowledge, has been challenged or threatened in any way. None of the subject matter of any of the Copyrights infringes or is alleged to infringe any copyright of any third party or is a derivative work based on the work of a third party.

               5.19.6. Trade Secrets

                       5.19.6.1. With respect to each Trade Secret, the documentation relating to such Trade Secret is current, accurate, and sufficient in detail and content to identify and explain it and to allow its full and proper use without reliance on the knowledge or memory of any individual.

                       5.19.6.2. GAMZ has taken all reasonable precautions to protect the secrecy, confidentiality, and value of its Trade Secrets. GAMZ has good title and an absolute (but not necessarily exclusive) right to use the Trade Secrets. The Trade Secrets are not part of the public knowledge or literature, and have not to GAMZ's knowledge been used, divulged, or appropriated either for the benefit of any Person (other than GAMZ) or to GAMZ's detriment. No Trade Secret is subject to any adverse claim or has been challenged or threatened in any way.

         5.20. Products. GAMZ has furnished FERRIS with representative information describing GAMZ products and services.

         5.21. Liens. GAMZ owns outright and has good and marketable title to all of its tangible property, including, without limitation, all of the tangible property reflected on the GAMZ Balance Sheet, in each case free and clear of any Lien, except as set forth on Schedule 5.21 and except for: (i) immaterial tangible property, (ii) assets and properties disposed of, or subject to purchase or sales orders, in the ordinary course of business since the GAMZ Balance Sheet Date, (iii) Liens securing taxes, assessments, governmental charges or levies, or the claims of materialmen, carriers, landlords and like persons, which are not yet due and payable, (iv) minor Liens of a character which do not substantially impair the assets or properties of GAMZ or materially detract from its business and (v) as reflected in the GAMZ Audited Financial Statements.

         5.22. Liabilities. As at the date of this Agreement, GAMZ did not have any material direct or indirect indebtedness or uninsured liability accrued, absolute, or contingent (and likely of occurring) or otherwise, including, without limitation, liabilities on account of taxes, other governmental charges or lawsuits brought, whether or not of a kind required by GAAP to be set forth, accrued, reserved for or reflected in a financial statement ("GAMZ Liabilities"), which have not been adequately accrued, reserved for or reflected in the GAMZ Audited Financial Statements, except GAMZ Liabilities (i) incurred since the GAMZ Balance Sheet Date in the ordinary course of business, (ii) incurred in connection with this Agreement, or (iii) of the type expressly referred to elsewhere in this Agreement.

         5.23. Employee Benefit Plans. Schedule 5.23 sets forth a true and complete list of all written and oral pension, profit sharing, retirement, deferred compensation, stock purchase, stock option, incentive compensation, bonus, vacation, severance, sickness or disability, hospitalization, individual and group health and accident insurance, individual and group life insurance and other material employee benefit plans, programs, commitments or funding arrangements maintained by GAMZ, to which GAMZ is a party, or under which GAMZ has any obligations, present or future (other than obligations to pay current wages, salaries or sales commissions terminable on notice of 30 days or less) in respect of, or which otherwise cover or benefit, any of the current or former officers, employees or sales representatives (whether or not employees) of GAMZ, or their beneficiaries (hereinafter individually referred to as "GAMZ Employee Benefit Plan" and collectively referred to as "GAMZ Employee Benefit Plans"). GAMZ has delivered or made available to FERRIS true and complete copies of all documents, as they may have been amended to the date hereof, embodying the terms of the GAMZ Employee Benefit Plans.

Except for the GAMZ Employee Benefit Plans identified in Schedule 5.23, there is no "employee pension benefit plan," "employee welfare benefit plan" or "employee benefit plan" within the meaning of Sections 3(1), 3(2) and 3(3) of ERISA. No GAMZ Employee Benefit Plan to which GAMZ or any ERISA Affiliate has maintained or contributed to is subject to Title IV of ERISA or Section 412 of the Code.

GAMZ does not maintain and has not maintained a plan which meets the safe harbor requirements of Section 414(n)(5) of the Code and GAMZ has not made any representations (including oral representations) with respect to the existence of such a plan to any customers, clients, employees or any other person. GAMZ does not maintain and has not maintained any "voluntary employees' beneficiary association" within the meaning of Section 501(c)(9) of the Code.

Except as set forth in Schedule 5.23, each GAMZ Employee Benefit Plan described in Schedule 5.23 is in full force and effect in accordance with its terms and there are no material actions, suits or claims pending (other than routine claims for benefits) or, to GAMZ's knowledge, threatened, against any GAMZ Employee Benefit Plan or any fiduciary thereof and GAMZ has performed all material obligations required to be performed by it under, and is not in default under or in violation of, any GAMZ Employee Benefit Plan, in any material respect, and GAMZ is in compliance in all material respects with the requirements prescribed by all statutes, laws, ordinances, orders or governmental rules or regulations applicable to the GAMZ Employee Benefit Plans, including, without limitation, ERISA and the Code. Neither GAMZ nor any other "party-in-interest," as defined in Section 3(14) of ERISA, has engaged in any "prohibited transaction," as defined in Section 406 of ERISA, which could subject any GAMZ Employee Benefit Plan, GAMZ or FERRIS or any officer, director, partner or employee of GAMZ or FERRIS or any fiduciary of any GAMZ Employee Benefit Plan to a material penalty or excise tax imposed under Section 502(i) of ERISA and Section 4975 of the Code.

         5.24. Potential Conflicts of Interest. Except as disclosed in Schedule 5.24, no officer or director of GAMZ: (i) owns, directly or indirectly, any interest in (excepting not more than 5% stock holdings for investment purposes in securities of publicly held and traded companies) or is an officer, director, employee or consultant of any entity which is a competitor, lessor, lessee, customer or supplier of GAMZ; (ii) has any interest, direct or indirect, in any material property or assets of GAMZ (except in his capacity as a stockholder of GAMZ); (iii) owns directly or indirectly, in whole or in part, any material copyright, trademark, trade name, service mark, franchise, patent, invention, permit, license, secret or confidential information of the nature requiring a license for use by GAMZ which GAMZ is using or the use of which is necessary for the business of GAMZ; or (iv) has any material cause of action or other claim whatsoever against, or owes any material amount to, GAMZ, except for claims in the ordinary course of business (such as for accrued vacation pay, accrued benefits under GAMZ Employee Benefit Plans, expense advances and similar matters).

         5.25. Full Disclosure. None of the information supplied or to be supplied by GAMZ for inclusion in the documents to be prepared in connection with the transactions contemplated by this Agreement including, without limitation, (i) documents to be filed with the SEC, (ii) filings pursuant to any state securities and blue sky laws, and (iii) filings made in connection with obtaining the approvals of Governmental Authorities, at the time such documents are filed with any federal or state regulatory authority and/or at the time they are distributed to stockholders of GAMZ, contain or will contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements therein not misleading.

         5.26. Information in Proxy Statement. Information supplied by GAMZ or any of its Subsidiaries for inclusion or incorporation by reference in (i) the Proxy Statement (or any amendment thereof or supplement thereto), at the date mailed to GAMZ stockholders and at the time of the GAMZ stockholders meeting contemplated hereby, will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

         5.27. Ferris Equipment Leaseback Arrangements. GAMZ understands that following the Closing directors designated by FERRIS will constitute a majority of the Board of Directors of GAMZ, and that it is contemplated that a high priority will be placed upon satisfying all currently outstanding leaseback arrangements for FERRIS equipment promptly and in any event by November 30, 2001, and upon obtaining funds sufficient for that purpose.

         5.28. GAMZ Merger Shares. The GAMZ Merger Shares and any Convertible Securities issued to holders of FERRIS Capital Stock or FERRIS Convertible Stock shall have been issued in compliance with all federal and state securities laws.

6. Incorporation of Schedules. The parties recognize that there may be some overlapping in the disclosure required pursuant to a number of the representations and Schedules set forth above. Failure of disclosure in response to one item shall not be deemed a default so long as disclosure is fairly contained in the Schedules and, in the case of GAMZ, the GAMZ Reports, taken as a whole. All Schedules are being delivered in preliminary form, with final Schedules to follow in accordance with Section 7.1.1. All references to the Schedules in this Agreement shall be deemed to refer to the final Schedules except in connection with the rights of a party to terminate this Agreement in accordance with Sections 8.12 or 9.11.

7. Covenants and Agreements. The parties covenant and agree as follows (references to FERRIS and GAMZ shall be deemed to include their respective Subsidiaries unless the context otherwise requires):

         7.1. Covenants of Each of GAMZ and FERRIS.

               7.1.1. Delivery of Final Schedules. Each of GAMZ and FERRIS shall deliver to the other, not later than May 14, 2001, final versions of the Schedules to this Agreement.

               7.1.2. Conduct of Business by GAMZ or FERRIS. Commencing the date after the date hereof and at all times prior to the Effective Time or the date, if any, on which this Agreement is earlier terminated pursuant to Article 12 hereof, and except as may be required pursuant to this Agreement, or as disclosed or contemplated in the Disclosure Schedule (including the agreements and contemplated agreements referred to therein, and the consummation of the transactions contemplated by such agreements) or as may be consented to in writing by the other, GAMZ and FERRIS:

                       7.1.2.1. shall conduct their respective operations according to their ordinary and usual course of business.

                       7.1.2.2. shall use their best efforts to preserve intact their respective business organizations and good will in all material respects, keep available the services of their respective partners, officers and employees as a group and maintain satisfactory relations with lessees, suppliers, distributors, customers, banks and others having business relationships with them;

                       7.1.2.3. shall confer on a regular and frequent basis with one or more representatives of the other to report operational matters of a material nature and the general status of ongoing operations, subject to compliance with applicable law;

                       7.1.2.4. shall notify the other of any emergency or other change in the normal course of their respective businesses or in the operation of their properties and of any governmental complaints, investigations or hearings (or communications indicating that the same may be contemplated) if such emergency, change, complaint, investigation or hearing or the effect thereof would be material to the business, operations or financial condition of either GAMZ or FERRIS, as the case may be, taken as a whole;

               7.1.3. Litigation. GAMZ and FERRIS shall promptly notify each other of any lawsuit, claims, proceedings or investigations which after the date hereof are threatened or commenced against it or against any officer, director, employee, affiliate or consultant of it, with respect to the transactions contemplated hereby or which reasonably could be expected to have a Material Adverse Effect.

               7.1.4. Corporate Examination and Investigations. Each party has afforded and shall continue to afford to the other party, through its employees and representatives, the opportunity to make such reasonable investigation of the property and plant of such party as are reasonable and appropriate for transactions of the nature contemplated hereby. In order that the parties may have full opportunity to make such business, accounting, regulatory and legal review, examination or investigation, each party shall furnish the representatives of the other during such period with all such information as such representatives may reasonably request and cause its officers, employees, consultants, accountants and attorneys to cooperate fully with such representatives in connection with such review and examination and to make full disclosure of all material facts affecting such party's financial condition, regulatory affairs and business operations.

               7.1.5. Meeting of Stockholders. Each of GAMZ and FERRIS will take all action necessary in accordance with applicable law and its organizational documents to convene a meeting of its stockholders as promptly as practicable to consider and vote upon the adoption of this Agreement and the transactions contemplated hereby, as required by applicable law. The Boards of Directors of GAMZ and FERRIS will recommend that their respective stockholders vote in favor of such adoption, and GAMZ and FERRIS will each take all lawful action to solicit such approval, including, without limitation, timely mailing the Proxy Statement/; provided, however, that nothing contained in this Section 7.1.5 shall prohibit either GAMZ or FERRIS from taking and disclosing to its stockholders a position with respect to any tender offer from a third party as contemplated by Rule 14e-2(a) promulgated under the Exchange Act or from making any disclosure to, or having any communication with, their respective stockholders if, in the good faith judgment of the Board of Directors of GAMZ or FERRIS, as applicable, after consultation with outside counsel, failure so to disclose or communicate would be inconsistent with its fiduciary duties under applicable law. The meetings of the stockholders of GAMZ and FERRIS shall be held as soon as practicable and in any event (to the extent permissible under applicable law) within 30 days after the date upon which the Proxy Statement shall have been cleared for release to the stockholders of GAMZ by the SEC; provided, however, that notwithstanding anything to the contrary contained in this Agreement, GAMZ may adjourn or postpone its meetings of stockholder to the extent necessary, in the opinion of its counsel, to supplement or amend the Proxy Statement in advance of a vote on this Agreement and the Merger. GAMZ and FERRIS shall coordinate and cooperate with respect to the timing of such meetings and shall endeavor to hold such meetings on the same day.

               7.1.6. Cooperation in Preparing Applications. Each of the parties shall assist and cooperate fully with the other in the prompt preparation and filing of any applications, approvals, consents or similar documents necessary or advisable in connection with the transactions contemplated hereunder or under any qualifications under state securities laws, which counsel for FERRIS and counsel for GAMZ shall agree are required for the proper and effective consummation of the transactions provided for in this Agreement.

               7.1.7. Confidentiality. FERRIS and GAMZ each will, and will each cause its officers, directors, employees, auditors, attorneys, financial advisors and other consultants to, hold in confidence all information furnished to it by the other in connection with the transactions contemplated by this Agreement and will not release or disclose such information to any other person, except to its officers, directors, employees, auditors, attorneys, financial advisors and other consultants who require such information in connection with the transactions contemplated hereby and who have been informed by it of the confidential nature of such information and directed by it to treat such information confidentially, unless, in any such case, (i) disclosure is compelled by judicial or administrative process or (ii) in the opinion of its counsel, taking into account the requirements of law, disclosure should be made. It is understood that each of FERRIS and GAMZ shall be deemed to have satisfied its obligations to hold such information confidential if it exercises the same care as it takes to preserve confidentiality for its own similar information. If this Agreement is terminated in accordance with Section 11 hereof, such confidence shall be maintained, and each of FERRIS and GAMZ will promptly return to the other or destroy all documents (including all copies thereof) received by it containing such information. The foregoing provisions of this Section 7.1.7 shall not apply to any information held or obtained by either FERRIS or GAMZ that is (i) obtained from public or published information, (ii) received from a third party not known to it to be under an obligation to the other to keep such information confidential, (iii) which is or becomes known to the public (other than through a breach of this Agreement), or (iv) which was independently developed by it.

               7.1.8. Agreement to Defend. In the event any claim, action, suit, investigation or other proceeding by any Governmental Authority or other Person is commenced which questions the validity or legality of the proposed Merger, or any of the other transactions contemplated hereby or seeks damages in connection therewith, the parties shall cooperate and use their best efforts to defend against such claim, action, suit, investigation or other proceeding and, if an injunction or other order of the type referred to in Sections 8.2 and 9.2 hereof is issued in any such action, suit or other proceeding, shall use their best efforts to have such injunction or other order lifted.

               7.1.9. No Disclosure. Unless and until this Agreement shall have been terminated by either FERRIS or GAMZ pursuant to Section 11 hereof, neither GAMZ nor FERRIS, nor their respective officers or directors will, except for such disclosure as GAMZ or FERRIS shall make in good faith pursuant to the Exchange Act or as may be required by court order, disclose to any Person any proprietary, financial or other information concerning the other party or its operations or business, or other transactions contemplated hereunder, not generally available to the public.

               7.1.10. Further Assurances. Subject to the terms and conditions herein provided, GAMZ and FERRIS shall use all reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable the transactions contemplated by this Agreement and shall cooperate with each other in connection therewith, (a) to obtain all necessary waivers, consents and approvals from other parties to material loan agreements, leases and other contracts (provided that neither GAMZ nor FERRIS shall agree to any substantial modification to any such agreement, lease or contract or to any payment of funds in order to obtain such waiver, consent or approval without the prior written consent of the other), (b) to defend any lawsuits or other legal proceedings challenging this Agreement or the consummation of the transactions contemplated hereby, (c) to lift or rescind any injunction or restraining order or other order adversely affecting the ability of the parties to consummate the transactions contemplated thereby, (d) to effect all necessary registrations and filings, and (e) to fulfill all conditions to this Agreement.

               7.1.11. Tax Treatment. FERRIS and GAMZ shall: (i) report the Merger on their respective tax returns and tax filings as a reorganization described in Section 368(a) of the Code; (ii) keep their records and file in connection with their tax returns all such information as may be required by
Section 1.368-3 of the Treasury Regulations (and corresponding state rules and regulations) with respect to the Merger; (iii) refrain from taking any position in connection with their tax returns, or taking any other action, that would be inconsistent with the qualification of the Merger as a reorganization under
Section 368(a) of the Code; and (iv) comply in all respects with the requirements of Section 368(a) of the Code and Treasury Regulations, rulings and administrative positions of the IRS thereunder applicable to the Merger.

               7.1.12. No Solicitation. Each of FERRIS and GAMZ agrees that except as may be required by court order, from and after the date hereof until the earlier to occur of the Closing hereunder or the termination of this Agreement, none of its directors, officers, shareholders, agents, investment bankers, or other representatives, shall, directly or indirectly, (a) solicit, initiate or encourage submission of proposals or offers from any person relating to, or negotiate with any person or enter into any agreement, contract or understanding with respect to, any acquisition or purchase of all or a material part of the stock or assets of, or a merger, consolidation or business combination with FERRIS or GAMZ, or agreement to sell shares of Capital Stock of FERRIS or GAMZ, other than as contemplated by this Agreement (an "Acquisition Proposal") or (b) participate in any discussions or negotiations regarding or furnish to any other person any information with respect to or otherwise cooperate in any way, assist, facilitate or encourage any Acquisition Proposal by any other person. If FERRIS or GAMZ shall receive any Acquisition Proposal or any inquiry regarding any such proposal from a third party, such party agrees to promptly notify the other party of such Acquisition Proposal or inquiry, and that, without the prior written consent of the other party, it will not discuss directly or indirectly, any such Acquisition Proposal or inquiry (other than with the other party).

               7.1.13. Proxy Statement. GAMZ, with the cooperation of FERRIS, will promptly prepare and file with the SEC as soon as practicable a proxy statement and necessary forms of proxy in connection with the vote of GAMZ's stockholders with respect to the Merger (the "Proxy Statement"). No amendment or supplement to the Proxy Statement will be made by GAMZ without the approval of FERRIS, such approval not to be unreasonably withheld or delayed. Each of FERRIS and GAMZ shall use reasonable efforts to cause the Proxy Statement to be mailed to GAMZ's stockholders as soon as practicable after the date hereof.

               7.1.14. Further Action. Each of GAMZ and FERRIS will, subject to the other terms and conditions set forth herein and to the fulfillment at or before the Effective Time of each of the conditions of performance set forth herein or the waiver thereof, perform such further acts and execute such documents as may be reasonably required to effect the Merger. Each of GAMZ and FERRIS will permit the other and its authorized representatives full access to all of its and its Subsidiaries premises, properties, personnel, books, records, contracts and documents, and each party will use commercially reasonable efforts to cause its representatives to furnish to the other party and its authorized representatives such additional financial and operating data and other information concerning its businesses and properties (and those of its Subsidiaries) as the other or its duly authorized representatives may from time to time reasonably request.

               7.1.15. Expenses. If the Merger is not consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby will be paid by the party incurring such expenses except as expressly provided herein, except that the agreed post-due diligence expenses incurred in connection with the preparation, printing and mailing of the Proxy Statement, will be paid 50% by GAMZ and 50% by FERRIS. The provisions of this
Section 7.1.16 will survive the termination of this Agreement.

               7.1.16. Notice of Change in Representations and Warranties. GAMZ and FERRIS will each give prompt notice to the other of (i) any change in its condition or any event causing a breach of any of its representations and warranties, (ii) the occurrence or non-occurrence of any event which would, or which would be reasonably likely to, cause any conditions to their obligations to effect the Merger and other transactions contemplated hereby not to be satisfied in any material respect, and (iii) their failure to satisfy in any material respect any covenant or condition to be complied with by them pursuant to this Agreement.

               7.1.17. Consents. GAMZ and FERRIS will use all reasonable efforts to obtain each of the consents required to carry on the transactions contemplated by this Agreement.

         7.2. Additional Covenants of GAMZ.

               7.2.1. Operations of GAMZ. Except as set forth in Schedule 7.2.1, from the GAMZ Balance Sheet Date through the Closing hereof, GAMZ will not (except as contemplated by, or disclosed in, this Agreement):

                      7.2.1.1. amend its Articles of Incorporation or Bylaws or merge with or into or consolidate with any other Person, subdivide or in any way reclassify any shares of its Capital Stock or change or agree to change in any manner the rights of its outstanding Capital Stock or, in any material manner, the character of its business;

                      7.2.1.2. issue or sell or purchase any Convertible Securities of GAMZ or enter into any contracts or commitments to issue or sell or purchase, any shares of its Capital Stock;

                       7.2.1.3. enter into or amend any material employment agreement, enter into any agreement with any labor union or association representing any material employee or enter into or amend any material GAMZ Employee Benefit Plan;

                       7.2.1.4. incur any indebtedness for borrowed money;

                       7.2.1.5. declare or pay any dividends or declare or make any distributions of any kind in respect of shares of its Capital Stock;

                       7.2.1.6. waive any right of material value of its business other than in the ordinary course of its business;

                       7.2.1.7. make any significant change in its accounting methods or practices from those reflected in the GAMZ Audited Financial Statements;

                       7.2.1.8. make any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of GAMZ's officers, directors, or employees in excess of 5% in the aggregate or any accrual for or commitment or agreement to make or pay the same;

                       7.2.1.9. make any loan or advance to any of GAMZ's officers, directors, or employees in excess of $2,500 individually or $10,000 in the aggregate, other than travel and petty cash advances made in the ordinary course of business;

                       7.2.1.10. make any payment or commitment to pay any severance or termination pay to any of its officers, directors, or Significant Employees;

                       7.2.1.11. enter into any lease (as lessor or lessee) or sell, abandon or make any other disposition of any of its material assets or properties, or grant or suffer any Lien on any of its material assets or properties;

                       7.2.1.12. enter into or amend any written contract or other agreement pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

                       7.2.1.13. except for inventory, supplies or equipment acquired in the ordinary course of business, make any acquisition of all or any part of the assets, properties, capital stock or business of any other entity which is material to GAMZ;

                       7.2.1.14. enter into any transaction other than in the ordinary course of business; or

                       7.2.1.15. sell, transfer, assign or otherwise dispose of any assets, property or portion of its business which is material to GAMZ.

               7.2.2. Filing of Exchange Act Reports. GAMZ will file all reports required to be filed by it pursuant to the Exchange Act and the regulations promulgated thereunder and, if at any time the GAMZ is not required to file such reports, it will, upon the request of any holder of the GAMZ to be issued pursuant to this Agreement, make publicly available other information so long as necessary to permit sales of its securities pursuant to Rule 144. No such reports filed by GAMZ after the date hereof will contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein not misleading (in each case as of the date filed). RULE 144. Upon the request of any such holder, GAMZ shall deliver to such holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

               7.2.3. Tax Returns. GAMZ will file when due all tax returns which are required to be filed by it on or before the date of the Closing. Such returns shall be properly prepared on a reasonable basis and in a manner consistent with prior returns.

               7.2.4. D&O Insurance. Insurance. As of the Effective Time, GAMZ will have a binding commitment from an insurance company reasonably acceptable to FERRIS for officers and directors liability insurance providing coverage of an aggregate of at least $4,000,000 for the persons who will be Officers and Directors of GAMZ after the Effective Time.

               7.2.5. Loan Agreement. On or before May 31, 2001, if the Closing has not previously occurred, GAMZ shall provide to FERRIS a loan in the amount of Five Hundred Thousand Dollars ($500,000). Such loan shall bear interest at the rate of 10% per annum and be paid within twelve (12) months from the date of the loan.

               7.2.6. Agreements of Affiliates; Lockup Agreements. GAMZ shall deliver or cause to be delivered to FERRIS, prior to the Closing, from each of its directors, officers, and other persons who will, following the Merger, be "affiliates" of GAMZ within the meaning of Rule 145 of the rules and regulations promulgated under the Securities Act, a written lockup agreement, in a form reasonably satisfactory to counsel to FERRIS, pursuant to which each such person will agree not to sell, pledge, transfer or otherwise dispose (without the prior written consent of the Board of Directors of GAMZ, which consent may be withheld in the sole discretion of the Board of Directors) any GAMZ Shares for a period of one year after the Merger. Attached as Schedule 7.2.6 is a list of all such directors, officers and other affiliates. GAMZ will be entitled, to the extent it is so required by applicable law (as advised by outside counsel experienced in such matters) to place legends as specified in such Lockup Agreements on the certificates evidencing any GAMZ Shares held such affiliates pursuant to the terms of this Agreement, and to issue appropriate stop-transfer instructions to the transfer agent for the GAMZ Shares, consistent with the terms of such Lockup Agreements. 110,000 GAMZ Shares purchased by James Poynter will not be included in the Lockup Agreements.

               7.2.7. FERRIS Options. GAMZ shall deliver or cause to be delivered to FERRIS, prior to the Closing, an equal number of non-qualified incentive options, on terms and conditions substantially similar to those existing conditional options presently held by GAMZ' directors, to those individuals to be designated by FERRIS.

         7.3. Additional Covenants of FERRIS.

               7.3.1. Operations of FERRIS. Except as set forth in Schedule 7.3.1, from the FERRIS Balance Sheet Date through the Closing, FERRIS will not (except as contemplated by, or disclosed in, this Agreement or, in the case of Section 7.3.1, to the extent necessary to insure that its corporate documents conform to the representations made in this Agreement):

                      7.3.1.1. amend its Certificate of Incorporation or Bylaws or merge with or into or consolidate with any other Person, subdivide or in any way reclassify any shares of its Capital Stock or change or agree to change in any manner the rights of its outstanding Capital Stock or, in any material manner, the character of its business; issue or sell or purchase any Convertible Securities of FERRIS or enter into any contracts or commitments to issue or sell or purchase, any shares of its Capital Stock;

                       7.3.1.2. enter into or amend any material employment agreement, enter into any agreement with any labor union or association representing any material employee or enter into or amend any material FERRIS Employee Benefit Plan;

                       7.3.1.3. incur any indebtedness for borrowed money;

                       7.3.1.4. declare or pay any dividends or declare or make any distributions of any kind in respect of shares of its Capital Stock;

                       7.3.1.5. waive any right of material value of its business other than in the ordinary course of its business;

                       7.3.1.6. make any significant change in its accounting methods or practices from those reflected in the FERRIS Unaudited Financial Statements;

                       7.3.1.7. make any wage or salary increase or bonus, or increase in any other direct or indirect compensation, for or to any of FERRIS's officers, directors, or employees in excess of 5% in the aggregate or any accrual for or commitment or agreement to make or pay the same;

                       7.3.1.8. make any loan or advance to any of FERRIS's officers, or directors, or employees in excess of $2,500 individually or $10,000 in the aggregate, other than travel and petty cash advances made in the ordinary course of business;

                       7.3.1.9. make any payment or commitment to pay any severance or termination pay to any of its officers, or directors, or employees;

                       7.3.1.10. enter into any lease (as lessor or lessee) or sell, abandon or make any other disposition of any of its material assets or properties, or grant or suffer any Lien on any of its material assets or properties;

                       7.3.1.11. enter into or amend any written contract or other agreement pursuant to which it agrees to indemnify any party or to refrain from competing with any party;

                       7.3.1.12. except for inventory, supplies or equipment acquired in the ordinary course of business, make any acquisition of all or any part of the assets, properties, capital stock or business of any other entity, which is material to FERRIS;

                       7.3.1.13. enter into any transaction other than in the ordinary course of business; or

                       7.3.1.14. sell, transfer, assign or otherwise dispose of any assets, property or portion of its business, which is material to FERRIS.

               7.3.2. Tax Returns. FERRIS will file when due all tax returns which are required to be filed by it on or before the date of the Closing. Such returns shall be properly prepared on a reasonable basis and in a manner consistent with prior returns.

               7.3.3. Audited Financial Statements. By May 11, 2001, FERRIS will provide GAMZ with a true, correct and complete copy of the balance sheets of FERRIS as at December 31, 2000, together with the related statements of income, cash flows, and changes in stockholders' equity, and the notes thereto, for the years then ended, audited by its current independent public accountants, whose opinion will be included therewith (the "FERRIS Audited Financial Statement"). The FERRIS Audited Financial Statement will have been prepared in accordance with GAAP consistently applied throughout the periods indicated and will fairly present the financial position, results of operations, cash flows and changes in stockholders' equity of FERRIS as at December 31, 2000 and for the respective periods stated therein.

               7.3.4. Filing Tax Returns. FERRIS will file when due all tax returns which are required to be filed by it on or before the date of the Closing. Such returns shall be properly prepared on a reasonable basis and in a manner consistent with prior returns.

8. Conditions Precedent to the Obligation of FERRIS to Close. The obligation of FERRIS to consummate the Merger is subject to the satisfaction, on or prior to the Closing, of the following conditions, any one or more of which may be waived by FERRIS in writing:

         8.1. Representations and Covenants. The representations and warranties of GAMZ contained in this Agreement shall be true and complete in all material respects, except for changes in the ordinary course of business and as contemplated by this Agreement, on and as of the Closing with the same force and effect as though made on and as of such date. GAMZ shall have performed and complied in all material respects with all covenants and agreements required by this Agreement to be performed or complied with by GAMZ on or prior to such date. GAMZ shall have delivered to FERRIS a certificate, executed by its principal executive officer and principal financial officer, and dated such date to the foregoing effect.

         8.2. Litigation. No action, suit or proceeding shall have been instituted or threatened by any Governmental Authority, except for such matters set forth in the Disclosure Schedules, and no order or award shall have been entered (and not removed or stayed) by any court or Governmental Authority, in either case to restrain or prevent the carrying out of the Merger, or to seek damages in connection with any of the transactions provided for herein or which has or may have, in the reasonable opinion of FERRIS, a Material Adverse Effect on GAMZ, FERRIS or the merged entity.

         8.3. Approval of Counsel to FERRIS. All actions and proceedings hereunder and all documents or other papers required to be delivered by GAMZ hereunder or in connection with the consummation of the transactions contemplated hereby and all other related matters shall have been reasonably approved in all material respects by FERRIS's attorneys as to their form.

         8.4. Approval by FERRIS Stockholders. This Agreement, the Merger, and an amended certificate of incorporation in such form as has been supplied by FERRIS to GAMZ, shall have been approved by the FERRIS stockholders in accordance with Section 251 of the Delaware Law.

         8.5. Absence of Certain Changes. GAMZ shall not, in FERRIS's reasonable judgment, have shown losses or deterioration in its cash position as described in Section 5.9 in excess of that which might reasonably be expected in view of its history of operations to date.

         8.6. Board of Directors. GAMZ shall have taken all necessary actions and obtained stockholders approval to insure that its board of directors after the Closing consists of the directors specified in Section 1.4.

         8.7. Aproval by GAMZ Stockholders. GAMZ stockholders' approval shall have been obtained to approve this Agreement and the Merger in accordance with
Section 5.03 of the Texas Law and to amend GAMZ's articles of incorporation to increase the authorized Capital Stock of GAMZ by an additional 50,000,000 shares of common stock to a total of 100,000,000 shares of authorized Capital Stock.

         8.8. Increase in Authorized Shares Under Stock Option Plan. GAMZ's stockholders' approval shall have been obtained to increase the number of shares which may be issued under its incentive stock option plan to 6 million.

         8.9. Opinion of Counsel. FERRIS shall have received, on behalf of itself and the FERRIS shareholders, the opinion of Raice Paykin Krieg & Schrader LLP, counsel to GAMZ, dated the Closing, in form and substance to be agreed upon not later than 10 days from the date of this Agreement.

         8.10. Appraisal Rights. The holders of less than 5% of the FERRIS Shares shall have exercised their appraisal rights as provided in Section 262 of the DGCL. For purposes of this Section, holders who are officers, directors or controlling stockholders of FERRIS will be deemed not to have exercised their appraisal rights, whether or not they in fact do exercise such rights.

         8.11. Tax Matters. FERRIS shall be reasonably satisfied that the Merger will qualify as a reorganization under Section 368(a) of the Code.

         8.12. Content of Final Schedules. The final schedules to be delivered by GAMZ in accordance with Section 7.1.1 shall not, in FERRIS's reasonable judgment, demonstrate a material adverse change in the financial position, results of operations or business of GAMZ as compared to the Schedules attached to this Agreement at the time of execution.

         8.13. Third Party Consents. All consents and approvals from parties to any material contracts or agreement with GAMZ which may be required in connection with the performance by GAMZ of its obligations under this Agreement shall have been obtained.

         8.14. Governmental Permits and Approvals. Any and all permits, licenses and approvals from any Governmental Authority required for the lawful consummation of the Merger and the issuance of the GAMZ Merger Shares shall have been obtained.

         8.15. Employment Agreements. Employment agreements with GAMZ in form agreed upon not later than May 23, 2001 shall have been executed by the individuals identified in Schedule 8.15. Such employment agreements shall include, as appropriate, covenants not to compete following termination of applicable employment and severance packages.

         8.16. Securities Opinion. GAMZ shall have received the opinion of Raice Paykin Krieg & Schrader LLP, its counsel, to the effect that the issuance of the GAMZ Merger Shares does not require registration under the Securities Act of 1933.

9. Conditions Precedent to the Obligation of GAMZ to Close. The obligation of GAMZ to consummate the Merger is subject to the satisfaction, on or prior to the Closing, of the following conditions, any one or more of which may be waived in writing by GAMZ:

         9.1. Representations and Covenants. The representations and warranties of FERRIS contained in this Agreement shall be true and complete in all material respects, except for changes in the ordinary course of business and as contemplated by this Agreement, on and as of the Closing with the same force and effect as though made on and as of such date. FERRIS shall have performed and complied with all covenants and agreements required by this Agreement to be performed or complied with by it on or prior to such date. FERRIS shall have delivered to GAMZ a certificate, executed by its principal executive officer and principal financial officer, and dated such date to the foregoing effect.

         9.2. Litigation. No action, suit or proceeding shall have been instituted or threatened by any Governmental Authority, except for such matters set forth in the Disclosure Schedules, and no order or award shall have been entered (and not removed or stayed), by any court or Governmental Authority, in either case to restrain or prevent the carrying out of the Merger or to seek damages in connection with any of the transactions provided for herein or which has or may have, in the reasonable opinion of GAMZ, a Material Adverse Effect on FERRIS.

         9.3. Approval of Counsel to GAMZ. All actions and proceedings hereunder and all documents or other papers required to be delivered by FERRIS hereunder or in connection with the consummation of the transactions contemplated hereby and all other related matters shall have been reasonably approved in all material respects by GAMZ's attorneys as to their form.

         9.4. Approval by GAMZ Stockholders. GAMZ stockholders' approval shall have been obtained to approve this Agreement and the Merger in accordance with
Section 5.03 of the Texas Law and to amend GAMZ's articles of incorporation to increase the authorized Capital Stock of GAMZ by an additional 50,000,000 shares of common stock to a total of 100,000,000 shares of authorized Capital Stock.

         9.5. Governmental Permits and Approvals. Any and all permits, licenses and approvals from any Governmental Authority required for the lawful consummation of the Merger shall have been obtained.

         9.6. Third Party Consents. All consents and approvals from parties to any material contract or agreement with FERRIS which may be required in connection with the performance by FERRIS of its obligations under this Agreement shall have been obtained.

         9.7. Audited Financial Statements. The FERRIS Audited Financial Statements shall not show that the financial position and results of operations of FERRIS reported therein are, in GAMZ's reasonable judgment, materially less favorable than the financial position and results of operations reported in the FERRIS Unaudited Financial Statements.

         9.8. Absence of Certain Changes. FERRIS shall not, in GAMZ's reasonable judgment, have shown losses or deterioration in its cash position as described in Section 4.8.1 in excess of that which might reasonably be expected in view of its history of operations to date.

         9.9. Opinion of Counsel. GAMZ shall have received, on behalf of itself and the GAMZ shareholders, the opinion of Titus, Brueckner & Berry, P.C., counsel to FERRIS, dated the Closing, in form and substance to be agreed upon not later than 10 days from the date of this Agreement.

         9.10. Securities Opinion. GAMZ shall have received the opinion of Raice Paykin Krieg & Schrader LLP, its counsel, to the effect that the issuance of the GAMZ Merger Shares does not require registration under the Securities Act of 1933.

         9.11. Appraisal Rights. The holders of less than 5% of the FERRIS Shares shall have exercised their appraisal rights as provided in Section 262 of the DGCL.

         9.12. Content of Final Schedules. The final schedules 4.8, 4.10, 4.11, 4.13, 4.14 and 4.21 to be delivered by FERRIS in accordance with Section 7.1.1 shall not, in GAMZ's reasonable judgment, demonstrate a state of facts indicating a material adverse change in the financial position, results of operations or business of FERRIS as compared to the Schedules attached to this Agreement at the time of execution. This condition shall be deemed satisfied unless GAMZ shall have notified FERRIS in writing not later than the 7th calendar day after receipt of the last of such schedules that it has elected to terminate this Agreement for failure to satisfy this condition.

         9.13. Questionnaires and other Securities Law Matters. GAMZ shall have received from each holder of the FERRIS Shares a completed questionnaire in the form of Schedule 9.12 confirming that he is acquiring the GAMZ Shares to be issued hereunder for investment, and not with a view to distribution, containing such additional information as may reasonably be required to determine his status as an accredited investor, and acknowledging that the GAMZ Shares to be issued pursuant to this Agreement will bear an appropriate legend referring to the restrictions on sale imposed by the Securities Act of 1933 and the securities laws of the various states. Each holder of FERRIS Shares who is not an accredited investor shall have appointed a qualified offeree representative to advise and assist him in evaluating the GAMZ Shares, and GAMZ shall have received from each such offeree representative an appropriate questionnaire containing such information as may reasonably be requested to evaluate the qualifications of the offeree representative.

10. Survival of Representations and Warranties. The representations and warranties set forth in this Agreement shall survive the Closing of the Merger for a period of 12 months.

11.      Termination of Agreement.

         11.1. Prior to Closing. This Agreement may be terminated as follows:

               11.1.1. at any time prior to the Closing by mutual agreement of FERRIS and GAMZ.

               11.1.2. at any time prior to the Effective Time by FERRIS if any representation or warranty of GAMZ contained in this Agreement (and the final schedules) is or becomes untrue or breached in any material respect or if GAMZ fails to comply in any material respect with any covenant contained herein, and any such misrepresentation, noncompliance or breach is not cured, waived or eliminated within ten (10) days following written notice thereof.

               11.1.3. at any time prior to the Effective Time by GAMZ, if any representation or warranty of FERRIS contained in this Agreement (and the final schedules) is or becomes untrue or breached in any material respect or if FERRIS fails to comply in any material respect with any covenant contained herein, and any such misrepresentations, noncompliance or breach is not cured, waived or eliminated within 10 days following written notice thereof.

               11.1.4. by FERRIS if the conditions stated in Section 8 have not been satisfied or waived in writing by FERRIS prior to July 15, 2001.

               11.1.5. by GAMZ if the conditions stated in Section 9 have not been satisfied or waived in writing by GAMZ prior to July 15, 2001.

               11.1.6. by GAMZ or FERRIS if the Merger is not consummated on or before August 1, 2001

         11.2. Effect of Termination. In the event this Agreement is terminated pursuant to Section 11.1.1, or pursuant to Sections 11.1.4 or 11.1.5 , each party shall be fully released and discharged from any and all obligations under this Agreement. In the event this Agreement is terminated pursuant to subparagraph 11.1.2 or 11.1.3, then the nonbreaching party shall be entitled to pursue, exercise and enforce any and all remedies, rights, powers and privileges available at law or in equity; provided that

               11.2.1. the nonbreaching party shall take all reasonable efforts to mitigate its damages upon its discovery of such breach, and

               11.2.2. monetary damages shall not be available unless, in the case of a breach of a representation or warranty, the misstatement in the representation or warranty was deliberately made or, in the case of failure to comply with any covenant, such failure was deliberate

Notwithstanding the foregoing, the provisions of Section 7.1.7 shall survive such termination.

12.      Indemnification.

               12.1.1. From and after the Effective Time, GAMZ shall indemnify, defend and hold harmless the present and former directors, officers and employees of GAMZ and FERRIS and their respective Subsidiaries (each, an "Indemnified Party") against all costs or expenses (including reasonable attorneys' fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any claim, action, suit, proceeding or investigation, whether civil, criminal, administrative or investigative, arising out of actions or omissions as directors or officers of GAMZ or FERRIS and their respective Subsidiaries occurring at or prior to the Effective Time, including, without limitation, the transactions contemplated by this Agreement, to the fullest extent that such persons are indemnified under the laws of the States of Delaware or Texas and the organizational documents, as in effect on the date hereof, of GAMZ and FERRIS and their respective Subsidiaries or any existing indemnification agreement with either GAMZ or FERRIS (and during such period GAMZ shall also advance expenses as incurred to the fullest extent permitted under applicable law, provided that the Person to whom expenses are advanced provides a written affirmation of his or her good faith that the standard of conduct necessary for indemnification has been met and an undertaking to repay such advances if it is ultimately determined that such Person is not entitled to indemnification with no bond or security to be required); provided that any determination required to be made with respect to whether an officer's or director's conduct complies with the standards set forth under applicable law and any such organizational documents shall be made by independent counsel selected by GAMZ and reasonably acceptable to such officer or director; and provided, further, that in the absence of applicable judicial precedent to the contrary, such counsel, in making such determination, shall presume such officer's or director's conduct complied with such standard and GAMZ shall have the burden to demonstrate that such officer's or director's conduct failed to comply with such standard.

               12.1.2. For a period of not less than six years after the Effective Time, GAMZ will maintain officers' and directors' liability insurance in an amount of no less than $4,000,000 covering the Indemnified Parties who are currently covered, in their capacities as current or former officers and directors of GAMZ and covering similarly situated Indemnified Parties of FERRIS, by existing officers' and directors' liability insurance policy on terms substantially no less advantageous to the Indemnified Parties than such insurance.

               12.1.3. Any Indemnified Party wishing to claim indemnification under Section 12.1.1 upon learning of any claim, action, suit, proceeding or investigation described above, shall promptly notify GAMZ thereof; provided that the failure so to notify shall not affect the obligations of GAMZ under Section
12.1.1 unless and to the extent such failure materially increases GAMZ's liability under such subsection 12.1.1.

               12.1.4. If GAMZ or any of its successors or assigns shall consolidate with or merge with any other entity and shall not be the continuing or surviving entity of such consolidation or merger or shall transfer all or substantially all of its assets to any Person, then and in each case, proper provision shall be made so that the successors and assigns of GAMZ or any of its Subsidiaries shall assume the obligations set forth in this Section 12.

               12.1.5. GAMZ shall pay all reasonable costs, including attorneys' fees, that may be incurred by any Indemnified Party in enforcing the indemnity and other obligations provided for in this Section 12. The rights of each Indemnified Party hereunder shall be in addition to any other rights such Indemnified Party may have under applicable law.

               12.1.6. GAMZ will keep in effect provisions in FERRIS and GAMZ subsidiaries' organizational documents providing for exculpation of director and officer liability and its indemnification of the Indemnified Parties to the fullest extent permitted under the DGCL or the Texas Business Corporation Act, as applicable, which provisions will not be amended except as required by applicable law or except to make changes permitted by law that would enlarge the Indemnified Parties' right of indemnification.

               12.1.7. In any proceeding for which indemnification is sought under this Section 12, GAMZ will be entitled to participate in such proceeding and, to the extent that it wishes (unless GAMZ is also a party to such proceeding and the indemnified party determines in good faith that joint representation would be inappropriate), to assume the defense of such proceeding with counsel satisfactory to GAMZ and, after notice from GAMZ to the indemnified party of its election to assume the defense of such proceeding, GAMZ will not, as long as it diligently conducts such defense, be liable to the indemnified party under this Section for any fees of other counsel or any other expenses with respect to the defense of such proceeding subsequently incurred by the indemnified party in connection with the defense of such proceeding, other than reasonable costs of investigation.

               12.1.8. The provisions of this Section 12 will survive the consummation of the Merger and expressly are intended to benefit each Indemnified Party.

13.      Definitions.

         13.1. Defined Terms. As used in this Agreement, the following terms have the following meanings:

               13.1.1. "Acquisition Proposal": has the meaning set forth in
Section 7.1.13.

               13.1.2. "Affiliate": shall mean, with respect to any Person, any other Person that directly, or through one or more intermediaries, controls or is controlled by or is under common control with such Person.

               13.1.3. "Agreement": this Agreement of Merger, as amended, supplemented or otherwise modified from time to time.

               13.1.4. "Capital Stock": any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, and any and all equivalent ownership interests in a partnership or other Person (other than a corporation).

               13.1.5. "Certificate of Merger": has the meaning set forth in
Section 1.2.

               13.1.6. "Closing": has the meaning set forth in Section 3.

               13.1.7. "Code": has the meaning set forth in Recital B.

               13.1.8. "Contractual Obligation": as to any Person, any provision of any agreement, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

               13.1.9. "Convertible Securities": options, warrants, subscriptions or other commitments or rights of any nature to purchase, or securities convertible into or exchangeable for, Capital Stock.

               13.1.10. "Delaware Law": the General Corporation Law of the State of Delaware, as amended from time to time.

               13.1.11. "Disclosure Schedule": means the schedules dated as of the date hereof and delivered by or on behalf of each party to the other party in connection with this Agreement and which set forth exceptions to the representations and warranties contained herein and certain other information called for by other provisions of this Agreement.

               13.1.12. "Effective Date": the date upon which the Effective Time occurs.

               13.1.13. "Effective Time": has the meaning set forth in Section 1.2.

               13.1.14. "Environmental Laws": any and all federal, state, local or municipal laws, rules, orders, regulations, statutes, ordinances, codes, decrees or requirements of any Governmental Authority regulating, relating to or imposing liability or standards of conduct concerning environmental protection matters, including without limitation, Hazardous Materials, as currently in effect.

               13.1.15. "ERISA": the Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations and rulings issued thereunder.

               13.1.16. "ERISA Affiliate": of any Person shall mean any trade or business (whether or not incorporated) which is under common control with that Person, within the meaning of Sections 414(b) and 414(c) of the Code or the regulations promulgated thereunder.

               13.1.17. "Exchange Act": the Securities Exchange Act of 1934, as amended from time to time, and the regulations and rulings issued thereunder.

               13.1.18. "Fully Diluted Shares" means, with respect to any Person the number of shares of that Person's common stock which would at the time of reference be issued and outstanding if all shares of common stock issuable upon exercise or conversion of that person's Convertible Securities had been exercised or converted in full as of that time, excluding, however, in the case of GAMZ common shares issuable to its directors under performance-based incentive stock options.

               13.1.19. "GAAP": generally accepted accounting principles in the United States of America, in effect from time to time.

               13.1.20. "GAMZ Audited Financial Statements": has the meaning set forth in Section 5.15.

               13.1.21. "GAMZ Balance Sheet": the audited balance sheet of GAMZ as of December 31, 2000, a copy of which has been delivered to FERRIS.

               13.1.22. "GAMZ Balance Sheet Date": December 31, 2000.

               13.1.23. "GAMZ Merger Shares": has the meaning set forth in
Section 2.3.

               13.1.24. "GAMZ Reports": has the meaning set forth in Section
5.15.

               13.1.25. "GAMZ Shares": shares of Common Stock, par value $0.005 per share, of GAMZ.

               13.1.26. "GAMZ Transaction Document": has the meaning set forth in Section 5.3.

               13.1.27. "Governmental Authority": any nation or government, any state or other political subdivision thereof and any federal, state, county, local or foreign entity or body exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

               13.1.28. "FERRIS Audited Financial Statement": has the meaning set forth in Section 7.3.3.

               13.1.29. "FERRIS Balance Sheet": the unaudited balance sheet of FERRIS as of December 31, 2000.

               13.1.30. "FERRIS Balance Sheet Date": December 31, 2000.

               13.1.31. "FERRIS Shares": shares of common stock, par value $0.01(????) per share, of FERRIS.

               13.1.32. "FERRIS Transaction Document": has the meaning set forth in Section 4.3.

               13.1.33. "FERRIS Unaudited Financial Statement": has the meaning set forth in Section 4.15.

               13.1.34. "Hazardous Materials": any (i) "hazardous substance," "pollutant," or "contaminant" (as defined in Sections 101(14), (33) of the Comprehensive Environmental Response Compensation Liability Act ("CERCLA") or the regulations designated pursuant to Section 102 of CERCLA and found at 40 C.F.R. ss.302), including any element, compound, mixture, solution, or substance that is designated pursuant to Section 102 of CERCLA; (ii) substance that is designated pursuant to Section 311(b)(2)(A) of the Federal Water Pollution Control Act, as amended (33 U.S.C. ss.ss.1251, 1321(b)(2)(A)) ("FWPCA"); (iii) hazardous waste having the characteristics identified under or listed pursuant to Section 3001 of the Resource Conservation and Recovery Act, as amended (42 U.S.C. ss.ss. 6901, 6921) ("RCRA"); (iv) substance containing petroleum, as that term is defined in Section 9001(8) of RCRA; (v) toxic pollutant that is listed under Section 307(a) of FWPCA; (vi) hazardous air pollutant that is listed under
Section 112 of the Clean Air Act, as amended (42 U.S.C. ss.ss. 7401, 7412);
(vii) asbestos, asbestos-containing material, or urea formaldehyde or material that contains it; and (viii) waste oil and other petroleum products.

               13.1.35. "Intellectual Property Assets": of a Person means all that person's

                       13.1.35.1. corporate, partnership or other business names, all fictional business names, trading names, registered and unregistered trademarks, service marks, and applications (collectively, "Marks");

                       13.1.35.2. patents, patent applications, and inventions and discoveries that may be patentable (collectively, "Patents");

                       13.1.35.3. copyrights in both published works and unpublished works (collectively, "Copyrights");

                       13.1.35.4. rights in mask works; and

                       13.1.35.5. know-how, trade secrets, confidential information, customer lists, software, technical information, data, process technology, plans, drawings, and blue prints (collectively, "Trade Secrets"), owned, used, or licensed as licensee or licensor.

               13.1.36. "Lien": any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), or preference, priority or other security interest or agreement or preferential arrangement of any kind or nature whatsoever (including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing, and the filing of any financing statement under the Uniform Commercial Code or comparable law of any jurisdiction in respect of any of the foregoing).

               13.1.37. "Material Adverse Effect": a material adverse effect on
(a) the business, operations, property, condition (financial or otherwise) or prospects of the specified party and its Subsidiaries taken as a whole, (b) the ability of the party to perform its obligations under this Agreement, or (c) the validity or enforceability of this Agreement or the rights or remedies of the other party or parties hereunder or thereunder.

               13.1.38. "Merger": has the meaning set forth in Recital A.

               13.1.39. "Person": an individual, partnership, corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, joint venture, Governmental Authority or other entity of whatever nature.

               13.1.40. "Proxy Statement": has the meaning set forth in Section 7.1.14.

               13.1.41. "Rule 144": Rule 144 promulgated by the SEC pursuant to the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC having substantially the same effect as such Rule.

               13.1.42. "SEC": the Securities and Exchange Commission.

               13.1.43. "Securities Act": the Securities Act of 1933, as amended, and the rules and regulations thereunder.

               13.1.44. "Significant Employee": as to any Person, "significant employees" of such Person as that term is defined in Regulation S-K of the Securities Act.

               13.1.45. "Subsidiary": as to any Person, a corporation, partnership or other entity of which shares of stock or other ownership interests having ordinary voting power (other than stock having such power only by reason of the happening of a contingency) to elect a majority of the board of directors or other managers of such corporation, partnership or other entity are at the time owned, or the management of which is otherwise controlled, directly or indirectly through one or more intermediaries, or both, by such Person. A Subsidiary, as to any Person, shall include a partnership, which has such Person or a Subsidiary of such Person as a general partner of such partnership.

               13.1.46. "Surviving Corporation": has the meaning set forth in
Section 1.1.

               13.1.47. "Texas Law": the Texas Business Corporation Act of the State of Texas, as amended from time to time.

         13.2. Other Definitional Provisions; Interpretation.

               13.2.1. Unless otherwise specified therein, all terms defined in this Agreement shall have the defined meanings when used in any certificate or other agreement, instrument or document made or delivered pursuant hereto.

               13.2.2. The words "hereof", "herein" and "hereunder" and words of similar import when used in this Agreement shall refer to this Agreement as a whole and not to any particular provision of this Agreement, and Section and Schedule references are to this Agreement unless otherwise specified.

               13.2.3. The headings in this Agreement are included for convenience of reference only and shall not in any way affect the meaning or interpretation of this Agreement.

               13.2.4. The meanings given to terms defined herein shall be equally applicable to both the singular and plural forms of such terms.

14.      Miscellaneous.

         14.1. Broker. Each of the parties represents and warrants to the other that no broker, finder or other financial consultant, has acted on its behalf in connection with the negotiation and execution of this Agreement. Each such party agrees to indemnify and save the other harmless from any claim or demand for commission or other compensation by any broker, finder, financial consultant or similar agent not so disclosed claiming to have been employed by or on behalf of such party, and to bear the cost of legal expenses incurred in defending against any such claim.

         14.2. Schedules. The Schedules to this Agreement are a part of this Agreement as if set forth in full herein.

         14.3. Publicity. No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued without advance approval of the form and substance thereof by FERRIS and GAMZ subject to GAMZ's right to make any such publicity release or announcement reasonably required to comply with its obligations as a public company including, without limitation, under the Exchange Act, the Securities Act or the rules and regulations of the National Association of Securities Dealers, Inc.

         14.4. Notices. Any notice or other communication required or which may be given hereunder shall be in writing and shall be delivered personally, telegraphed or telecopied, or sent by FedEx, Express Mail or certified or registered mail, postage prepaid, and shall be deemed given when so delivered personally, telegraphed or telecopied or if sent by FedEx or Express Mail, one business day after the date of sending, or if sent by certified or registered mail, four business days after the date of mailing, as follows (or to such other address as any party may from time to time specify in writing pursuant to the notice provisions hereof):

If to FERRIS to:

                                    Ferris Productions, Inc.
                                    5631 South 24th Street
                                    Phoenix, Arizona 85040
                                    Attention: President

                                    With a copy to:
                                    Titus, Bruechner & Berry
                                    7373 N. Scottsdale Road, Suite B-252
                                    Scottsdale, AZ 85253
                                    Attention: Todd M. Johnson, Esq.

If to GAMZ, to:

                                    GAMZ, Inc.
                                    GameCom Inc.
                                    440 North Center
                                    Arlington, TX 76011
                                    Attention:  Chief Executive Officer

                                    With a copy to:

                                    Raice Paykin Krieg & Schrader LLP
                                    185 Madison Ave., 10th Floor
                                    New York, NY 10016
                                    Attention:  David C. Thomas, Esq.

         14.5. Entire Agreement. This Agreement (including all Schedules and Exhibits hereto and all agreements or covenants contained therein) contains the entire agreement among the parties with respect to the Merger, and all transactions related thereto, and supersedes all prior agreements or understandings, written or oral, with respect thereto.

         14.6. Waivers and Amendments. This Agreement may be amended, modified, superseded, cancelled, renewed or extended, and the terms and conditions hereof may be waived, only by a written instrument signed by the parties or, in the case of a waiver, signed by the party waiving compliance. No delay on the part of any party in exercising any right, power or privilege hereunder shall operate as a waiver thereof, nor shall any waiver on the part of any party of any right, power or privilege hereunder, nor any single or partial exercise of any right, power or privilege hereunder, preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. The rights and remedies herein provided are cumulative and are not exclusive of any rights or remedies that any party may otherwise have at law or in equity.

         14.7. Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Texas, without giving effect to the choice of law principles thereof.

         14.8. No Assignment. This Agreement is not assignable except by operation of law.

         14.9. Variations in Pronouns. All pronouns and any variations thereof refer to the masculine, feminine or neither singular or plural, as the identity of the person or persons may require.

         14.10. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument.

         14.11. Severability. If any one or more of the provisions of this Agreement is held invalid, illegal or unenforceable, the remaining provisions of this Agreement shall be unimpaired, and the invalid, illegal or unenforceable provision shall be replaced by a mutually acceptable valid, legal and enforceable provision, which comes closest to the intent of the parties.

         14.12. Binding Effect. This Agreement shall be binding upon and inure to the benefit of the parties and their respective successors and legal representatives and permitted assigns.

         14.13. Legal Fees. In any legal action, arbitration (if any) or other proceeding brought to enforce this Agreement or in any other way arising out of or in relation to this Agreement, the court or arbitrator(s) shall award reasonable attorneys' fees and costs to the prevailing party, which amount shall be included in any judgment recovered.

         IN WITNESS WHEREOF, this Agreement has been duly executed and delivered by the duly authorized officers of the parties on the date first above written.



                                     GAMECOM, INC.



                                     By: ___________________________________

                                         ___________________________________
                                         Chief Executive Officer



                                     FERRIS PRODUCTIONS, INC.



                                     By: ___________________________________
                                         Bob Ferris,
                                         President

                                    SCHEDULES

FERRIS

1.4      Directors of Surviving Corporation

1.5      Officers of Surviving Corporation

2.6      Rights of Holders of FERRIS Shares

4.2      FERRIS Qualification as Foreign Corporation

4.4      FERRIS Capital Stock

4.5      FERRIS Convertible Securities

4.6      Subsidiaries

4.8      Conflicts

4.9      Material Adverse Changes

4.10     FERRIS Tax Matters

4.11     Compliance with Law

4.12     Required Consents

4.13     Loan Agreements

4.14     Litigation

4.15     Agreements

4.17     Real Estate

4.18     FERRIS Officers and Directors Compensation

4.19     Intellectual Property

4.21     Liens

4.22     Liabilities

4.23     Employee Benefit Plans

7.3.1    Operations of FERRIS

GAMZ

5.2      GAMZ Qualification as a Foreign Corporation

5.6      Subsidiaries

5.8      Conflicts

5.10     Tax Matters

5.11     Compliance with Law

5.13     Loan Agreements

5.14     Litigation

5.16     Agreements

5.17     Real Estate

5.18     Officers, Directors, Employees Compensation

5.19     Intellectual Property

5.21     Liens

5.23     Employee Benefit Plans

5.24     Potential Conflicts of Interest

7.2.1    Operations

9.13     Form of Questionnaire